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                     AGREEMENT AND PLAN OF MERGER

                             BY AND AMONG



                   NORTHWESTERN GROWTH CORPORATION,

                               EEC CO.,

                       EMPIRE ENERGY CORPORATION

                                  AND

                          THE STOCKHOLDERS OF
                       EMPIRE ENERGY CORPORATION






                     DATED AS OF SEPTEMBER 6, 1996

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
                           TABLE OF CONTENTS
                                                                  PAGE

                               RECITALS

                              AGREEMENTS

                               ARTICLE 1
                    THE MERGER AND RELATED MATTERS.................
Section 1.1    Merger; Surviving Corporation; Effective Time ......
Section 1.2    Articles of Incorporation and Bylaws of Surviving
                 Corporation.......................................
Section 1.3    Directors and Officers of the Surviving Corporation.
Section 1.4    Effect of the Merger ...............................
Section 1.5    Conversion of Shares ...............................
Section 1.6    Dissenting Shares ..................................
Section 1.7    Merger Price .......................................

                               ARTICLE 2
                              THE CLOSING
Section 2.1    Closing; Closing Date ..............................
Section 2.2    Action at Closing ..................................
Section 2.3    Surrender of Certificates; Exchange ................
Section 2.4    Action at Closing ..................................

                               ARTICLE 3
          STATEMENT OF ESSENTIAL FACTS CONCERNING NGC AND EEC
Section 3.1    Organization .......................................
Section 3.2    Authority ..........................................
Section 3.3    Consents and Approvals .............................
Section 3.4    No Conflict or Violation ...........................
Section 3.5    Litigation .........................................
Section 3.6    Certain Fees .......................................
Section 3.7    Financial Statements ...............................

                               ARTICLE 4
         STATEMENTS OF ESSENTIAL FACTS CONCERNING THE COMPANY,
                 ITS SUBSIDIARIES AND ITS STOCKHOLDERS
Section 4.1    Organization; Qualification ........................
Section 4.2    Authority ..........................................
Section 4.3    Capitalization .....................................
Section 4.4    Subsidiaries; Interests in Other Entities ..........
Section 4.5    No Conflict or Violation; Consents and Approvals....
Section 4.6    Litigation .........................................
Section 4.7    Absence of Undisclosed Liabilities .................
Section 4.8    No Default .........................................
Section 4.9    Taxes ..............................................
Section 4.10   Real Property ......................................
Section 4.11   Personal Property ..................................
Section 4.12   Legal Compliance ...................................
Section 4.13   Environmental Matters ..............................

Section 4.14   Insurance ..........................................
Section 4.15   Labor Matters ......................................
Section 4.16   Employee Benefit Plans; ERISA ......................
Section 4.17   Financial Statements ...............................
Section 4.18   Absence of Certain Changes .........................
Section 4.19   Certain Fees .......................................
Section 4.20   Accounts Receivable ................................
Section 4.21   Suppliers ..........................................
Section 4.22   Customers ..........................................
Section 4.23   Intellectual Property ..............................
Section 4.24   Contracts ..........................................
Section 4.25   Compliance with Safety Standards ...................
Section 4.26   Sufficiency of Assets ..............................
Section 4.27   Related Parties ....................................
Section 4.28   Public Utility Holding Company Act .................
Section 4.29   Disclosure .........................................

                               ARTICLE 5
                    AGREEMENTS PENDING THE CLOSING
Section 5.1    Conduct of Business ................................
Section 5.2    Permitted Transactions .............................
Section 5.3    Access and Information .............................
Section 5.4    Confidentiality ....................................
Section 5.5    Company Stockholder Approval .......................
Section 5.6    Preservation of Business ...........................
Section 5.7    Acquisition Proposals ..............................
Section 5.8    Filings; Other Action ..............................
Section 5.9    Reasonable and Diligent Efforts ....................
Section 5.10   Public Announcement ................................
Section 5.11   Option Holders .....................................
Section 5.12   Employment Agreements ..............................

                               ARTICLE 6
                         ADDITIONAL AGREEMENTS
Section 6.1    Excluded Assets ....................................
Section 6.2    Right To Hire Certain Employees ....................
Section 6.3    Certain Tax Matters ................................
Section 6.4    NGC Guarantee ......................................
Section 6.5    Company Headquarters ...............................
Section 6.6    Robert W. Plaster Debt .............................
Section 6.7    Payment of Fees ....................................

                               ARTICLE 7
             CONDITIONS TO BE SATISFIED FOR THE BENEFIT OF
                NGC AND EEC IN CONNECTION WITH CLOSING
Section 7.1    Performance of Agreements ..........................
Section 7.2    HSR Act Waiting Period .............................
Section 7.3    Certification as to Stockholders ...................
Section 7.4    Closing Certificate ................................
Section 7.5    Stockholders' Approval .............................

Section 7.6    Proceedings ........................................
Section 7.7    Opinion of Counsel .................................
Section 7.8    [Not Used] .........................................
Section 7.9    Escrow Agreement ...................................
Section 7.10   Standstill Agreements ..............................
Section 7.11   Certain Documents ..................................

                               ARTICLE 8
             CONDITIONS TO BE SATISFIED FOR THE BENEFIT OF
               THE COMPANY AND THE SELLING STOCKHOLDERS
                      IN CONNECTION WITH CLOSING
Section 8.1    Performance of Agreements ..........................
Section 8.2    HSR Act Waiting Period .............................
Section 8.3    Closing Certificate ................................
Section 8.4    Stockholders' Approval .............................
Section 8.5    Proceedings ........................................
Section 8.6    Opinion of Counsel .................................
Section 8.7    Escrow Agreement ...................................
Section 8.8    Warrants ...........................................
Section 8.9    Certain Documents ..................................

                               ARTICLE 9
                              TERMINATION
Section 9.1    Termination by Mutual Consent ......................
Section 9.2    Termination Date ...................................
Section 9.3    Termination Upon Order of Government Entity ........
Section 9.4    Effect of Termination ..............................

                              ARTICLE 10
                REMEDIES; INDEMNIFICATION; ARBITRATION
Section 10.1   Remedies Allowed By Law ............................
Section 10.2   Indemnification; Escrow Claims .....................
Section 10.3   Third-Party Claims .................................
Section 10.4   Arbitration ........................................
Section 10.5   Access .............................................

                              ARTICLE 11
                              DEFINITIONS..........................
Section 11.1   Definitions ........................................
Section 11.2   Construction .......................................

                              ARTICLE 12
                          GENERAL PROVISIONS.......................
Section 12.1   Amendment ..........................................
Section 12.2   Books and Records ..................................
Section 12.3   Counterparty Effectiveness .........................
Section 12.4   Descriptive Headings ...............................
Section 12.5   Entire Agreement; No Assignment ....................
Section 12.6   Expenses ...........................................
Section 12.7   Governing Law ......................................

Section 12.8   Definition of Knowledge ............................
Section 12.9   Notices ............................................
Section 12.10  Severability; No Third Party Beneficiaries .........
Section 12.11  Waiver .............................................

                        EXHIBITS AND SCHEDULES

Exhibit 7.9         Form of Escrow Agreement (including Form of Escrow
                    Note)
Exhibit 7.10        Form of Standstill Agreement
Exhibit 8.8(a)      Form of Warrant Issuance and Exchange Agreement
Exhibit 8.8(b)      Form of Warrant

Schedule 4.1        Foreign Qualification and Subsidiaries
Schedule 4.3(a)     Stockholders of the Company
Schedule 4.3(b)     Option Holders of the Company
Schedule 4.4(a)     Liens on Company Group Stock
Schedule 4.4(b)     Interests in Other Entities
Schedule 4.5(a)     Conflicts or Violations
Schedule 4.5(b)     Required Consents
Schedule 4.6        Litigation
Schedule 4.7        Liabilities
Schedule 4.9(b)     Tax Proceedings
Schedule 4.10(a)    Owned Real Property
Schedule 4.10(b)    Leased Real Property
Schedule 4.10(c)    Exceptions to Improvements
Schedule 4.10(d)    Violations Related to Condition of Improvements
Schedule 4.11(a)    Consumer Propane Tanks and Bulk Storage Tanks
Schedule 4.11(b)    Other Owned Personal Property
Schedule 4.11(c)    Leased Personal Property
Schedule 4.11(d)    Exceptions to Condition of Personal Property
Schedule 4.13(b)    Environmental Compliance
Schedule 4.13(c)    Environmental Permits
Schedule 4.13(d)    Environmental Claims
Schedule 4.13(f)    Hazardous Materials
Schedule 4.13(g)    Underground Storage Tanks
Schedule 4.14       Insurance
Schedule 4.15       Labor Matters
Schedule 4.16(a)    Company Plans
Schedule 4.16(b)    Title IV Plans
Schedule 4.16(c)    Multiemployer Plans
Schedule 4.16(f)    Reports for Company Plans
Schedule 4.16(i)    Transactional Rights Under Company Plans
Schedule 4.16(k)    Liabilities Under Company Plans
Schedule 4.18       Non-Ordinary Course Activities
Schedule 4.19       Certain Fees
Schedule 4.20       Accounts Receivable
Schedule 4.21       Suppliers
Schedule 4.22       Customers
Schedule 4.23       Intellectual Property
Schedule 4.24       Material Contracts (Including Empire Gas Contracts)

Schedule 4.27       Related Party Transactions
Schedule 5.1(c)     Value of Excluded Assets
Schedule 5.2(b)     Designated Related Party Transactions
Schedule 5.12 List of Individuals for Whom Employment Agreement Amendments are to be Sought
Schedule 6.1        List of Excluded Assets
Schedule 6.2        List of Certain Employees
Schedule 8.8        Description of Alternative to Warrants

                     AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of September 6, 1996, is entered into among NORTHWESTERN GROWTH CORPORATION, a South Dakota corporation ("NGC"), EEC CO., a Tennessee corporation which is a wholly-owned subsidiary of NGC ("EEC"), EMPIRE ENERGY CORPORATION, a Tennessee corporation (the "Company"), and the stockholders of the Company named on the signature page hereof (the "Selling Stockholders").

                               RECITALS

     A. The Company is engaged primarily in the retail distribution and sale of propane through a network of direct or indirect subsidiaries listed in SCHEDULE 4.1 (the "Subsidiaries"; together with the Company, the "Company Group").

     B. The parties hereto desire to provide for the acquisition of the Company by NGC by the merger of EEC into the Company, pursuant to which the Company will be the surviving corporation and will become a wholly-owned subsidiary of NGC, with the previously outstanding shares of common stock, par value $.001 per share, of the Company, converted into the consideration provided for in this Agreement, all in accordance with the terms and conditions of this Agreement.

     C. The Selling Stockholders and the respective Boards of Directors of the corporate parties hereto deem the merger provided for in this Agreement desirable and in the best interests of the parties and, in the case of the corporate parties, their respective stockholders.

                              AGREEMENTS

     NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

                               ARTICLE 1
                    THE MERGER AND RELATED MATTERS

     Section 1.1    MERGER; SURVIVING CORPORATION; EFFECTIVE TIME.

     (a) In accordance with and subject to the terms and conditions of this Agreement, at the Effective Time EEC shall be merged with and into the Company and the separate corporate existence of EEC shall thereupon cease (the "Merger"); and the Company shall be the surviving corporation in the Merger (as such, the "Surviving Corporation") and shall continue to be governed by the laws of the State of Tennessee.

     (b) The time when the Merger becomes effective (the "Effective Time") shall be the date and time on which appropriate articles of merger for the Merger are filed with the Secretary of State of the State of Tennessee in accordance with the Tennessee Business Corporation Act ("TBCA"). The parties hereto shall cause such articles of merger to be delivered to the Secretary of State of the State of Tennessee on the Closing Date in connection with the completion of the Closing.

     (c) This Agreement constitutes the plan of merger to be submitted as such with the articles of merger referred to in SECTION 1.1(b).

     Section 1.2 ARTICLES OF INCORPORATION AND BYLAWS OF SURVIVING CORPORATION. The articles of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter changed in a manner permitted by law; and the bylaws of EEC, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter changed in a manner permitted by law.

     Section 1.3 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. From and after the Effective Time, the persons who are the directors of EEC immediately prior to the Effective Time shall be the directors of the Surviving Corporation and the persons who are the officers of EEC immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in both cases until their respective successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation.

     Section 1.4 EFFECT OF THE MERGER. The Merger shall have the effects set forth in the TBCA. Without limiting the generality of the foregoing, at the Effective Time, all of the property, assets, rights, privileges, powers, franchises and immunities of each of the Company and EEC shall vest in the Surviving Corporation; all debts, liabilities and obligations of the Company and EEC shall become the debts, liabilities and obligations of the Surviving Corporation; and the Surviving Corporation shall thenceforth be responsible for all the liabilities and obligations of each of the Company and EEC, but the nature or amount of the liabilities and obligations of the Company and EEC shall not be affected, nor shall the rights of the creditors or any other persons who theretofore had dealings with the Company or EEC be impaired by the Merger, and any claim existing or action or proceeding pending by or against either the Company or EEC may be prosecuted to judgment as if the Merger had not taken place or the Surviving Corporation may be proceeded against or substituted in its place.

     Section 1.5 CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of common stock, par value $1.00 per share, of EEC ("EEC Stock"), or any shares of common stock, par value $.001 per share, of the Company ("Company Common Stock"):

     (a) Each share of EEC Stock that is issued and outstanding immediately prior to the Effective Time shall be converted into a share of common stock, par value $.001 per share, of the Surviving Corporation ("Surviving Corporation Common Stock"), and certificates which immediately prior to the Effective Time evidenced outstanding shares of EEC Stock shall thereupon be deemed to evidence the same number of outstanding shares of Surviving Corporation Common Stock.

     (b) Each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time, other than any Dissenting Shares, shall be converted into the right to receive (i) a Pro Rata Share (Cash) of the Cash Component, and (ii) a Pro Rata Share (Escrow) of the Escrow Distribution Component.

     (c) Each share of Company Common Stock that is held by the Company as treasury stock immediately prior to the Effective Time shall be canceled, and no consideration shall be paid or delivered in exchange therefor.

     (d) Any Dissenting Shares shall not be converted pursuant to this Agreement, and the holders thereof shall be entitled only to such rights as are granted by Chapter 23 of the TBCA, provided that if any such holder shall fail to perfect his or her rights to payment pursuant to Chapter 23 of the TBCA, each share of Company Common Stock held by such holder as of the Effective Time as a Dissenting Share shall be then converted into the right to receive a Pro Rata Share (Cash) of the Cash Component and a Pro Rata Share (Escrow) of the Escrow Distribution Component as if such share had not been one of the Dissenting Shares at the Effective Time.

     (e) Each Option that is outstanding immediately prior to the Effective Time shall be converted into the right to receive (i) the difference between (x) a Pro Rata Share (Cash) of the Cash Component, minus (y) $7.00, and (ii) a Pro Rata Share (Escrow) of the Escrow Distribution Component.

     (f) Beginning immediately after the Effective Time, each holder of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Date shall be entitled to receive the Merger Price Components comprising part of the Merger Price into which such holder's shares of Company Common Stock shall have been converted by virtue of the Merger upon surrender to the Surviving Corporation of the certificate or certificates representing such shares of Company Common Stock. Until surrendered and exchanged in accordance with this Agreement, each certificate representing such shares of Company Common Stock outstanding immediately prior to the Effective Time (excluding Dissenting Shares) shall for all purposes represent the right to receive the Merger Price Components comprising a part of the Merger Price into which such shares shall have been converted by the Merger. As of the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Company of the shares of Company Common Stock so converted. In the event any certificate theretofore representing shares of Company Common Stock to be exchanged for the Merger Price has been lost, stolen or destroyed, the Surviving Corporation shall deliver to the person claiming that such certificate has been lost, stolen or destroyed the Merger Price Components comprising that part of the Merger Price into which the shares theretofore represented by such certificate have been converted, upon receipt of evidence of ownership of such certificate and appropriate indemnification, in each case satisfactory to the Surviving Corporation.

     (g) Beginning immediately after the Effective Time, each holder of Options that were outstanding immediately prior to the Effective Date shall be entitled to receive the Merger Price Components comprising part of the Merger Price into which such holder's Options shall have been converted upon delivery to the Surviving Corporation of an original copy of the option agreement pursuant to which such Options were issued, together with an amendment to such agreement by each holder providing that the Option is cancelled in exchange for the right to receive the Merger Price Components and that the Company's obligations to such holder pursuant to such Options have been satisfied. As of the Effective Time, there shall be no further registration of transfers by the Company of the Options so converted.

     (h) As used herein, the term "Pro Rata Share (Cash)" means the result obtained by dividing (i) the sum of (x) the Cash Component, plus
(y) $6,615,000, by (ii) the sum of (x) the total number of shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time, including all Dissenting Shares, plus (y) the number of shares subject to Options outstanding immediately prior to the Effective Time, and the term "Pro Rata Share (Escrow)" means the result obtained by dividing (i) the amount distributable to the "Stockholders' Representative" (as defined in the Escrow Agreement) from the "Escrow Amount" (as defined in the Escrow Agreement) by (ii) the sum of (x) the total number of shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time, including all Dissenting Shares, plus (y) the number of Options outstanding immediately prior to the Effective Time.

     Section 1.6 DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock which are outstanding immediately prior to the Effective Time and which are held by any stockholder who shall not have voted such shares in favor of the Merger and who shall have delivered to the Company a written notice of intent to demand payment for such shares pursuant to Chapter 23 of the TBCA ("Dissenting Shares") shall not be included in the shares converted pursuant to SECTION 1.5(b) of this Agreement into the right to receive a Pro Rata Share (Cash) of the Cash Component and a Pro Rata Share (Escrow) of the Escrow Distribution Component, but instead, such holder thereof shall be entitled to payment of the value of such shares in accordance with the provisions of Chapter 23 of the TBCA; PROVIDED, HOWEVER, that
(i) if any holder of Dissenting Shares shall subsequently deliver a written withdrawal of his or her demand for payment of such shares and a written acceptance of the Merger or (ii) if any holder of Dissenting Shares fails to make his or her demand for payment provided in such Chapter 23 of the TBCA within the time required by law or for any other reason ceases to have the right to demand and receive payment for his or her Dissenting Shares pursuant to Chapter 23 of the TBCA, then such shares thereupon shall cease to be Dissenting Shares and such holder thereupon shall become entitled to receive a Pro Rata Share (Cash) of the Cash Component and a Pro Rata Share (Escrow) of the Escrow Distribution Component in exchange for such shares as provided in SECTION 1.5(d) of this Agreement.

     Section 1.7    MERGER PRICE.  As used in this Agreement:

     (a) "Merger Price" means the total of its components (collectively, the "Merger Price Components"), namely, the Cash Component and the Escrow Distribution Component.

     (b) "Cash Component" means cash in the aggregate amount of $14,000,000.

     (c) "Escrow Distribution Component" means the portion of the Escrow Amount that is distributable to the holders of Company Common Stock and Options converted pursuant to this Agreement by virtue of the Merger, or their respective assignees, in accordance with the terms of the Escrow Agreement.

                               ARTICLE 2
                              THE CLOSING

     Section 2.1 CLOSING; CLOSING DATE. The consummation of the Merger provided for in this Agreement (the "Closing") shall take place at the office of Schiff Hardin & Waite, 7200 Sears Tower, Chicago, Illinois, at 9:00 a.m., local time, on September 30, 1996, or, if later, on the fifth business day after the condition set forth in SECTION 7.2 and
SECTION 8.2 hereof is satisfied (provided that the condition set forth in SECTION 7.6 and SECTION 8.5 hereof is then satisfied), or on such other date or at such other place or time as the parties hereafter may agree upon in writing (the "Closing Date").

     Section 2.2 ACTION AT CLOSING. At the Closing, the parties to this Agreement shall effect the filing of the articles of merger provided for in SECTION 1.1(b) of this Agreement as needed to make the Merger effective, and the Closing thereafter will be completed by the immediate completion of the transactions provided for in SECTIONS 2.3 and 2.4 of this Agreement.

     Section 2.3 SURRENDER OF CERTIFICATES; EXCHANGE. At the place of the Closing immediately following the Effective Time, the Surviving Corporation shall effect the physical exchange of the Pro Rata Share
(Cash) of the Cash Component provided for in SECTION 1.5(f) and SECTION 1.5(g) of this Agreement with (a) each holder of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time (excluding Dissenting Shares) who then and there surrenders to the Surviving Corporation for cancellation the certificates that evidenced such shares, endorsed by the holders thereof in blank with their signatures guaranteed, and (b) each holder of Options that were outstanding immediately prior to the Effective Time who then and there submits the agreements referred to in SECTION 1.5(g); and those of such holders who do not then and there surrender their certificates for their shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time (excluding Dissenting Shares) or their written acknowledgements (as applicable), thereafter may obtain such exchange, within the time limitations imposed by law, (i) in the case of holders of Company Common Stock, by surrendering the certificates that evidenced their shares, endorsed by such holders in blank with their signatures guaranteed, and (ii) in the case of holders of Options, by submitting the written acknowledgement, at the principal place of business of NGC at 33 Third Street SE, P.O. Box 1318, Huron, SD 57350-1318, or at such other office of which the Surviving Corporation shall have given notice to each such holder after the date of this Agreement.

     Section 2.4 ACTION AT CLOSING. At the Closing, NGC shall deposit with the Escrow Agent a promissory note, dated the Closing Date, executed by the Company as the maker, and by NGC as to the guarantee of payment thereof, payable to the order of the Escrow Agent in the aggregate principal amount of $1,000,000 in substantially the form attached to the Escrow Agreement (the "Escrow Note").

                               ARTICLE 3
          STATEMENT OF ESSENTIAL FACTS CONCERNING NGC AND EEC

     This Agreement is entered into by the Company and the Selling Stockholders upon the understanding that the statements of essential facts in SECTIONS 3.1 through 3.8 of this Agreement are true and correct on the date of this Agreement. NGC and EEC hereby jointly and severally represent and warrant to the Company and the Selling Stockholders that, to the best knowledge of NGC and EEC, the statements in SECTIONS 3.1 THROUGH 3.8 of this Agreement are true and correct on the date of this Agreement.

     Section 3.1 ORGANIZATION. Each of NGC and EEC is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation (which is South Dakota, in the case of NGC, and Tennessee, in the case of EEC) and has the corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted or presently proposed to be conducted, except where the failure to be so organized, existing, and in good standing or to have such power and authority would not, individually or in aggregate, prevent or delay the Closing.

     Section 3.2 AUTHORITY. Each of NGC and EEC has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by NGC and EEC and the consummation by NGC and EEC of the transactions contemplated hereby have been duly authorized by the Boards of Directors of NGC and of EEC, and by the sole stockholder of EEC, and no other corporate proceedings on the part of NGC or EEC are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by NGC or EEC and (assuming this Agreement constitutes a valid and binding agreement of the other parties to this Agreement) constitutes a valid and binding agreement of both NGC and EEC, enforceable against both of them in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

     Section 3.3 CONSENTS AND APPROVALS. Except for (a) applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (b) applicable requirements under Section 204 of the Federal Power Act, as amended (the "Federal Power Act"), with respect to the Warrants and the NWPS Common Stock issuable upon exercise of the Warrants, or (c) the filing of articles of merger provided for in
SECTION 1.1(b) of this Agreement, no consent, approval, authorization or order of, or filing, negotiation or qualification with ("Consent"), any federal, state, local or foreign court or tribunal or administrative, governmental or regulatory body, agency, commission, division, department or other authority ("Government Entity"), or any individual corporation, partnership, joint venture or trust is required to be made or obtained or made by NGC or EEC for the execution, delivery and performance of this Agreement by either NGC or EEC or the consummation by either of them of the transactions contemplated hereby.

     Section 3.4 NO CONFLICT OR VIOLATION. Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) conflict with or result in any breach of any provision of the articles of incorporation or the bylaws of either NGC or EEC, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation under any of the terms, conditions or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, agreement, plan, contract, lease, commitment or other instrument or obligation to which either NGC or EEC is a party or by which either NGC or EEC or any of their respective properties or assets may be bound or affected, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to NGC or EEC or any of their respective properties or assets.

     Section 3.5 LITIGATION. There is no suit, action, proceeding or investigation, whether at law or equity, before or by any federal, state, local or foreign court, tribunal, commission, board, agency or instrumentality, or before any arbitrator ("Action"), pending or threatened against or affecting NGC or EEC, the outcome of which would in any manner impair the ability of NGC or EEC to perform its obligations hereunder.

     Section 3.6 CERTAIN FEES. Except as expressly provided in this Agreement, neither NGC nor EEC has entered into any agreement, arrangement or understanding with any person or firm that will result in any obligation of NGC or EEC to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated by this Agreement.

     Section 3.7 FINANCIAL STATEMENTS. NGC has delivered to Sellers a consolidated balance sheet of NGC and its subsidiaries as of June 30, 1996 which presents fairly the consolidated financial position of NGC and its subsidiaries as of such date and was prepared in accordance with generally accepted accounting principles consistently applied throughout the period ending on that date. Since such date, there has been no material adverse change in the consolidated financial position of NGC and its subsidiaries, except as may be caused by execution and performance of this Agreement and consummation of the transactions contemplated hereby. NGC has, and at all times through the Closing Date shall have, a net worth (computed in the manner reflected on the balance sheet referred to above) of at least $100 million. NGC presently has all funds available which are necessary to consummate the transactions contemplated by this Agreement.

     Section 3.8 DISCLOSURE. No representation or warranty by NGC or EEC in this Agreement (which includes the Schedules hereto) contains an untrue statement of material fact, or omits to state a material fact necessary to make the statements contained herein, in light of the circumstances in which they were made, not misleading.

                               ARTICLE 4
         STATEMENTS OF ESSENTIAL FACTS CONCERNING THE COMPANY,
                 ITS SUBSIDIARIES AND ITS STOCKHOLDERS

     This Agreement is entered into by NGC and EEC upon the understanding that the statements of essential facts in SECTIONS 4.1 THROUGH 4.29 of this Agreement are true and correct on the date of this Agreement. The Selling Stockholders hereby jointly and severally represent and warrant to NGC and EEC that, to the Knowledge of the Selling Stockholders, the statements in SECTIONS 4.1 THROUGH 4.29 of this Agreement are true and correct on the date of this Agreement. Insofar as the statements in SECTIONS 4.1 THROUGH 4.29 relate to the Members and the assets of any Member of the Company Group acquired under the agreement dated July 25, 1995 between the Company and SYN Inc. or property purchased from lessors whose leases were assigned to the Company pursuant to such agreement, such statements shall be read to relate only to events, changes and developments during the period after the date such assets were acquired under such agreement or such leases were assigned to the Company pursuant to such agreement.

     Section 4.1 ORGANIZATION; QUALIFICATION. Each member of the Company Group (each a "Member") is a corporation duly organized, valid existing and in good standing under the laws of its state of incorporation and has the corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted or presently proposed to be conducted. Each Member is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary. SCHEDULE 4.1 correctly (a) states the name, jurisdiction of incorporation and jurisdictions where duly qualified to do business as a foreign corporation for each Member; (b) identifies those Members which are Subsidiaries; (c) states the outstanding shares of capital stock of each Subsidiary, and the owner or owners of such outstanding shares; and (d) states the names and titles of each of the directors of each of the Subsidiaries.

     Section 4.2    AUTHORITY.

     (a) The Company has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, subject, as to its obligation to effect the Merger, to obtaining the approval of the stockholders of the Company provided for in SECTION 5.5 of this Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the transactions contemplated hereby, except, as to the Merger provided for herein, the obtaining of the approval of the stockholders of the Company provided for in SECTION 5.5 of this Agreement.

     (b) Each of the Selling Stockholders has the requisite power and authority to enter into this Agreement and to carry out its, his or her obligations hereunder.

     (c) This Agreement has been duly and validly executed by the Company and each of the Selling Stockholders and (assuming this Agreement constitutes a valid and binding agreement of the other parties to this Agreement) constitutes a valid and binding agreement of the Company and each of the Selling Stockholders, enforceable against each and all of them in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

     Section 4.3    CAPITALIZATION.

     (a) The authorized capital stock of the Company consists of 879,346 shares of voting common stock (of which 879,346 shares are outstanding), hereinbefore defined as the "Company Common Stock." Such outstanding Company Common Stock is owned of record and beneficially by the stockholders listed on SCHEDULE 4.3(a), in the amounts set forth opposite their respective names thereon, and, except as set forth on SCHEDULE 4.3(a), is free and clear of any lien, pledge, security interest, option, encumbrance, title retention agreement, voting trust or agreement, adverse claim or charge of any kind whatsoever ("Lien") (other than restrictions on transfer imposed by federal or state securities laws). All of the issued and outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable and free of preemptive rights.

     (b) SCHEDULE 4.3(b) sets forth all options to purchase shares of Company Common Stock (the "Options") outstanding as of the date of this Agreement. Such outstanding Options are owned of record and beneficially by the holders listed on SCHEDULE 4.3(b), in the amounts set forth opposite their respective names thereon, and, except as set forth on
SCHEDULE 4.3(b), as of the date of this Agreement there are no shares of Company Common Stock issued or outstanding nor any outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Company to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock.

     Section 4.4    SUBSIDIARIES; INTERESTS IN OTHER ENTITIES.

     (a) There are no options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments by which the Company or any of the Subsidiaries is or may be bound to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of capital stock of any of the Subsidiaries. All of the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (other than restrictions on transfer imposed by federal or state securities laws), except as set forth on SCHEDULE 4.4(a).

     (b) Except for the Subsidiaries and as set forth on SCHEDULE 4.4(b), the Company does not own, directly or indirectly, any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business entity.

     Section 4.5    NO CONFLICT OR VIOLATION; CONSENTS AND APPROVALS.

     (a) Except as set forth in SCHEDULE 4.5(a), neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) conflict with or result in any breach of any provision of the certificate or articles of incorporation, as the case may be, or the bylaws of any Member, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation under any of the terms, conditions or provisions of any Material Contract, (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any Member or any of its properties or assets or any of the Selling Stockholders, (iv) result in the creation or imposition of any Encumbrance on any asset of any Member, or (v) cause the suspension or revocation of any permit, license, governmental authorization, consent or approval necessary for any Member to conduct its business as currently conducted.

     (b) Except for (i) the applicable requirements of the HSR Act, (ii) the filing of the articles of merger provided for in SECTION 1.1(b) of this Agreement, and (iii) as set forth on SCHEDULE 4.5(b), no Consent of any individual, corporation, partnership, joint venture, trust, association or Government Entity is required to be obtained or made by any Member in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     Section 4.6 LITIGATION. Except as set forth in SCHEDULE 4.6, and except for matters covered by SECTION 4.13 of this Agreement, no Member is a party to any Action; no Selling Stockholder is a party to any Action relating to this Agreement; and, to the Knowledge of the Selling Stockholders, no Action against or affecting any Member is threatened nor is any action relating to this Agreement threatened against any of the Selling Stockholders. No Action listed on SCHEDULE 4.6 (a) is likely, individually or in the aggregate, to have a material adverse effect on the business, assets, liabilities, prospects, results of operations or financial condition of the Members taken as a whole (a "Company Material Adverse Effect"), (b) questions the validity of this Agreement, or (c) seeks to enjoin any action taken or to be taken in connection herewith or the consummation of the transactions contemplated hereby. Except as set forth in SCHEDULE 4.6, there is no judgment, decree, injunction, rule or order of any Government Entity outstanding against any Member.

     Section 4.7 ABSENCE OF UNDISCLOSED LIABILITIES. Except (a) as set forth on SCHEDULE 4.7, (b) as and to the extent disclosed or reserved against or otherwise reflected in the audited consolidated financial statements (including notes thereof) of the Company Group for the year ended June 30, 1996 referred to in SECTION 4.17 of this Agreement, or (c) as and to the extent incurred (i) after June 30, 1996 in the ordinary course of business and consistent with past practices (none of which is a liability individually in excess of $50,000), or (ii) in connection with the transactions contemplated by this Agreement, no Member has any liability of any nature, whether or not accrued, absolute, asserted, due, contingent or otherwise. SCHEDULE 4.7 sets forth the outstanding working capital loans under the Credit Agreement between the Company and The First National Bank of Boston dated as of August 1, 1996 (the "Credit Agreement") as of the date which is one (1) business day prior to the date of this Agreement, together with an estimate (to the Knowledge of the Selling Stockholders) of the accrued but unpaid interest on all debt outstanding under the Credit Agreement through the date of this Agreement.

     Section 4.8    NO DEFAULT.  Except for matters covered by SECTION
4.13 of this Agreement, no Member is in violation or breach of or default under (and no event has occurred that with notice or the lapse of time or both would constitute a violation or breach of, or a default under) any term, condition or provision of (a) its articles or certificate of incorporation, as the case may be, or bylaws, (b) any note, bond, mortgage, deed of trust, security interest, indenture, license, agreement, plan, contract, lease, commitment or other instrument or obligation to which any Member is a party or by which it or any of its properties or assets may be bound or affected, (c) any order, writ, injunction, decree, statute, rule or regulation applicable to any Member or any of its properties or assets, or (d) any permit, license, governmental authorization, consent or approval necessary for such Member to conduct its business as currently conducted.

     Section 4.9    TAXES.

     (a) "Taxes" means all taxes, levies or other like assessments, charges and fees (including estimated taxes, levies or other like assessments, charges and fees and including also withholding on amounts paid by or to the relevant party), imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof, and such term shall include any interest, penalties or additions to tax attributable to such taxes, levies or other like assessments, charges, fees and withholding obligations.

     (b)  Except as set forth in SCHEDULE 4.9(b):

          (i) each Member (A) has duly filed (or there have been filed on its behalf) with the appropriate Government Entities any and all reports, returns, statements or other written information required to be supplied to a taxing authority ("Tax Returns") required to be filed by it and such Tax Returns accurately reflect the Company Group's obligations to pay Taxes for the periods covered therein, and (B) has duly paid in full or made provision (or there has been paid or provision has been made on its behalf) for the payment of all Taxes required to be paid by it, except to the extent such Taxes are reserved for in the Company Group Financial Statements; and the accruals and reserves for Taxes reflected in such financial statements are adequate to pay in full all Taxes for all periods through the respective dates covered by such financial statements;

          (ii) no audits or other administrative proceedings or court proceedings by a Governmental Entity are presently pending with regard to any Taxes or Tax Returns of any Member, and no Member has granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes with respect to any Tax Returns of any Member; and

          (iii) no Member is a party, or has any liability with respect to, any tax sharing, tax indemnity or other agreement or arrangement relating to Taxes with any person or entity other than another Member.

     Section 4.10   REAL PROPERTY.

     (a) SCHEDULE 4.10(a) sets forth a complete and correct list of all real property and interests in real property (other than leasehold interests) owned by any of the Members, including the name (or other identifying designation) of the owner of such property (the "Owned Real Property"). Except as disclosed on SCHEDULE 4.10(a), each Member has good and marketable title in fee simple to its Owned Real Property, free and clear of all mortgages, liens, charges, encumbrances, easements, encroachments, claims, options, title exceptions and restrictions of every kind and character ("Encumbrances"), except such that do not interfere materially with the use thereof or reduce the market value thereof.

     (b) SCHEDULE 4.10(b) lists all real property leased by any of the Members as a tenant (the "Leased Real Property"; together with the Owned Real Property, the "Real Property"). Except as set forth in SCHEDULE 4.10(b), each Member has a valid and existing lease or sublease for and is in peaceful and undisturbed possession of all of its Leased Real Property, and there is no default in the performance of its obligations under any of the leases under which it is in possession of its Leased Real Property which is not capable of being cured without penalty.

     (c) Except as disclosed on SCHEDULE 4.10(c), the buildings, structures and other improvements on each parcel of Owned Real Property (collectively, the "Improvements") are in good condition and repair (ordinary wear and tear excepted) and the Improvements on the Leased Real Property are in the condition they are required to be under the terms of the applicable lease.

     (d) Except as disclosed on SCHEDULE 4.10(d), no Member has received any written notice that any Real Property or any Improvements or equipment therein or thereon owned, leased or used by any Member, or the condition or the operation thereof, violates any restrictive covenant or any provision of any law, including, without limitation, any building or zoning code or regulation.

     Section 4.11   PERSONAL PROPERTY.

     (a) SCHEDULE 4.11(a) sets forth the quantity, size and branch location of consumer propane tanks and bulk storage tanks owned by the Members as of the date of this Agreement. One of the Members has good title to each of the consumer propane tanks and bulk storage tanks set forth on SCHEDULE 4.11(a), such good title to each such tank being established by:

          (i) such tank being held in inventory on premises owned or occupied under lease by one of the Members;

          (ii) the Company having produced any of the following: (A) a previously executed tank contract under which rent or charges for propane service have been billed to or paid by the customer within the past 12 months; (B) a customer supply agreement executed by the customer relating to tanks with a capacity of 100 gallons or less which states that the Company is providing the tank for use by the customer (such agreement shall not be required to list a serial number for the tank); (C) a work order executed by the customer (such work order shall include the serial number of the tank); or
     (D) a bill of sale or tank supplier invoice listing the serial number of the tank; or

          (iii) the customer having acknowledged within the past two years in writing to any Member, that the Member owns the tank.

Within ninety (90) days after the Closing Date or, if Stephen R. Plaster and Larry A. Weis are both then still employed by the Company, by March 31, 1997, Baird, Kurtz & Dobson, independent certified public accountants ("BKD"), shall, with the assistance of employees of the Company, verify the Company's title to the propane tanks and bulk storage tanks listed on
SCHEDULE 4.11(a). Such verification shall be accomplished by BKD utilizing procedures that are acceptable to NGC and the Selling

Stockholders (including those procedures stated in SECTION 4.11(a)(i), (ii) AND (iii) of this Agreement, including reviewing the Company's business records, performing physical inventories of tanks held at the Members' branch locations and taking a representative sample (as determined by BKD) of tanks at customer locations. At the end of the period identified above, BKD shall deliver a report setting forth its findings with respect to the verification of such tanks. Thereafter, the Selling Stockholders shall have an additional thirty (30) days to locate and have verified by BKD, consistent with the aforementioned procedures, additional tanks, and BKD shall amend its report to reflect such verified additional tanks. BKD shall deliver to NGC and the Selling Stockholders the amended report setting forth BKD's findings, which shall be binding on all parties.

     (b) SCHEDULE 4.11(b) sets forth a complete and correct list of all vehicles and all other material items of tangible personal property owned by each of the Members (other than consumer propane tanks and bulk storage tanks), good and marketable title to all of which is owned by a Member, free and clear of any Encumbrances, except such that do not interfere materially with the use thereof or reduce the market value thereof.

     (c) SCHEDULE 4.11(c) sets forth a complete and correct list of all items of personal property that are leased to any Member that are not reflected in the Company Group Financial Statements.

     (d) Except as disclosed on SCHEDULE 4.11(d), each of the items of property set forth in SCHEDULES 4.11(a), 4.11(b) AND 4.11(c) is in generally good condition and repair, normal wear and tear excepted, and generally fit for the uses for which it is intended.

     Section 4.12   LEGAL COMPLIANCE.  Except for matters covered by
SECTION 4.13 of this Agreement, each Member is currently conducting, and since June 30, 1994, has conducted, its operations in substantial compliance with all applicable laws (whether statutory or otherwise), rules, regulations, orders, ordinances, judgments, decrees, writs and injunctions of all Government Entities (collectively, "Laws"), including but not limited to those promulgated by the United States Department of Transportation and the Occupational Safety and Health Administrative with respect to: (a) random drug testing of certain employees, (b) training requirements with respect to handling hazardous materials, (c) so-called "SARA" Title II filings, (d) so-called "MSPG" mailings to consumers, (e) recertification of Department of Transportation cylinders, and (f) annual inspections and hydrostatic tests of trucks and any other motor vehicles, where applicable. Except for matters covered by SECTION 4.13 of this Agreement, no Member has received written notification from any Government Entity in the last two (2) years with respect to any noncompliance with any Laws which has not been cured or otherwise satisfied. Except for matters covered by SECTION 4.13 of this Agreement, each Member has all governmental approvals, consents, licenses, registrations and permits necessary to carry on its business as presently conducted, and no event has occurred that would allow revocation or termination of, or would result in the material impairment of its rights with respect to, such approvals, consents, licenses, registrations or permits.

     Section 4.13   ENVIRONMENTAL MATTERS.

     (a) "Environmental Law" herein means any Law relating to (i) the protection, investigation or restoration of the environment, health, safety, or natural resources, (ii) the handling, use, presence, disposal, release or threatened release of any Hazardous Materials or (iii) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property herein in connection with any Hazardous Materials; and "Hazardous Materials" herein means any substance that is listed, classified or regulated pursuant to any Environmental Law, including any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon.

     (b)  COMPLIANCE.  Except as set forth in SCHEDULE 4.13(b):

          (i) Each Member is in substantial compliance with all Environmental Laws; and

          (ii) No Member has received any written communication from any Government Entity or other person or entity that alleges that any Member is not in compliance with Environmental Laws.

     (c)  ENVIRONMENTAL PERMITS.  Except as set forth in SCHEDULE
4.13(c):

          (i) Each Member has all permits, licenses, authorizations, certificates and approvals of Government Entities relating to or required by Environmental Laws and necessary for the conduct of such Member's business as currently conducted ("Environmental Permits"), and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval by the appropriate Government Entity; and

          (ii) Each Member is in substantial compliance with all terms and conditions of its Environmental Permits and is not required to make any material capital expenditure in order to obtain or renew any Environmental Permits.

     (d)  ENVIRONMENTAL CLAIMS.  Except as set forth in SCHEDULE 4.13(d):

          (i) There (A) is no Action or claim pending against any Member, and no written notice has been received by any Member from any Government Entity or other person or entity, alleging liability or potential liability (including, without limitation, liability or potential liability for investigatory costs, cleanup costs, response costs, natural resources damages, property damages, personal injuries or civil or criminal penalties) of a Member arising out of or resulting from the presence or release into the environment of any Hazardous Material at any location, whether or not owned or operated by any Member ("Environmental Claim"); and

          (ii) There is no judgment, decree, injunction or Government Entity ruling or order issued under any Environmental Law outstanding against any Member.

     (e) TRANSPORTATION OF HAZARDOUS MATERIALS. No Member has transported, or arranged for the transportation of, any Hazardous
Materials to any site which is the subject of federal, state, or local enforcement actions by a Government Entity, or, to the Knowledge of the Selling Stockholders, is the subject of any investigation by a Government Entity or private party, which may lead to an Environmental Claim, against any Member.

     (f)  RELEASE OF HAZARDOUS MATERIALS.  Except as set forth in
SCHEDULE 4.13(f), there has not been any release as defined by Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 ("Release"), of any Hazardous Material at, from or onto any real property now or previously owned, operated or leased by any Member with respect to which remediation is required by such Act which has not been remediated to the extent so required.

     (g)  UNDERGROUND STORAGE TANKS.  Except as set forth in SCHEDULE
4.13(g):

          (i) There are no underground storage tanks located on any of the Real Property;

          (ii) All underground storage tanks located on any of the Real Property comply at the present time with all Environmental Laws; and

          (iii) All underground storage tanks removed by any of the Members from real property now or previously owned, operated or leased by any Member were removed in compliance with applicable Environmental Laws.

     (h) REPORTS. There exists no written report of any environmental investigation, study, audit, test, review or other analysis conducted by or on behalf of any Member, or previously delivered to, and still in the possession of, any Member, in relation to any of the Real Property, or any real property previously owned, operated or leased by any Member, which has not been previously delivered to NGC. No Member has destroyed or otherwise discarded any written report of the type described in the preceding sentence in connection with the entering into of this Agreement or the consummation of the transactions contemplated hereby.

     (i) GAS MANUFACTURING SITES. No Member has ever owned a site where gas has been manufactured from coal or other products, nor has any Member ever owned or controlled another entity which has owned such a site.

     Section 4.14 INSURANCE. SCHEDULE 4.14 contains a complete and correct list of all insurance policies maintained by or on behalf of the Company Group, or any Member, and includes the following information with respect to each policy: (a) the names of the insurer, the insured and any additional insureds or loss payees, (b) the policy number, (c) the type of risk covered, (d) dollar limits and coverage amounts, deductibles, self-insured retentions and co-insurance provisions, (e) the policy expiration date, and (f) the due date for the next premium payment. Complete and correct copies of all insurance policies listed on
SCHEDULE 4.14 have been delivered to NGC. Such policies are in full force and effect, there is no basis upon which the insurance carrier would have the right to terminate any such policy during the policy term, and no notice of non-renewal, reduction of coverage or increase in premium has been received by any Member with respect to any such policy. All premiums are paid through the date shown on SCHEDULE 4.14, and no policy will in any way be affected by, terminate or lapse by reason of the transactions contemplated by this Agreement. No Member has been refused any insurance with respect to its assets or operations, nor has coverage been limited by any insurance carrier to which any Member has applied for any insurance or with which it has carried insurance during the last two (2) years, and no Member has failed to implement any recommendation with respect to its facilities or operations made by any insurance carrier. There has been delivered to NGC a complete and correct list of all claims in excess of $50,000 submitted within the previous 26 months to insurers under insurance coverage maintained for any of the Members.

     Section 4.15   LABOR MATTERS.  Except as set forth in SCHEDULE 4.15:

     (a) No Member is engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable Law, and each Member is in substantial compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health;

     (b) There is no unfair labor practice charge or complaint pending or threatened against any Member before the National Labor Relations Board nor is there any grievance or any arbitration proceeding against out of or under collective bargaining agreements pending or, to the Knowledge of the Selling Stockholders, threatened, and, to the Knowledge of the Selling Stockholders there is no basis for any such charge, complaint or grievance;

     (c) There is no labor strike, lockout, slowdown or work stoppage pending or threatened against any Member;

     (d) There is no charge or compliance proceeding pending or, to the Knowledge of the Selling Stockholders, threatened, against any Member before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices; and

     (e) No Member has any written personnel policy, nor is any Member bound by any employment contract; no Member has received written notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation of any Member, and no such investigation is in progress; the employees of the respective Members are not represented by any labor union nor are there any collective bargaining agreements or any other types of agreements with labor unions otherwise in effect with respect to such employees; and no union organizational campaign is in progress and no question concerning representation exists respecting such employees.

     Section 4.16   EMPLOYEE BENEFIT PLANS; ERISA.

     (a) SCHEDULE 4.16(a) sets forth a list of all present and prior (including terminated and transferred) plans, programs, agreements and arrangements (including all amendments to, and components of, the same) providing any remuneration or benefits to or with respect to any current or former employee of any Member, whether or not (i) such plans, programs, agreements and arrangements are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or (ii) are employee pension benefit plans as defined in Section 3(2) of ERISA and are intended to meet the qualification requirements of the Internal Revenue Code of 1986, as amended (the "Code"; each such plan being a "Qualified Plan"); and such list includes all (iii) pension, retirement, profit sharing, 401(k), employee stock ownership, severance, deferred compensation and stock bonus, stock option and stock purchase plans, and
(iv) plans that provide disability benefits, medical benefits, dental benefits, worker's compensation, health insurance, life insurance, incentives, vacation benefits and fringe benefits (the "Company Plans"). The Company has heretofore made available to NGC complete and correct copies of: (A) each such Company Plan (including all amendments thereto) or for each unwritten plan, a description thereof; (B) the summary plan description, if required under ERISA, with respect to each Company Plan;
(C) the annual report, if required under ERISA, with respect to each such Company Plan for the last five years; (D) the actuarial report, if required under ERISA, with respect to each such Company Plan for the last five years; (E) if the Company Plan is funded through a trust or any third party funding vehicle, the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof; and (F) the most recent determination letter received from, and pending application for a determination letter filed with, the Internal Revenue Service with respect to each Company Plan that is intended to be qualified under Section 401 of the Code.

     (b)  Except as set forth in SCHEDULE 4.16(b):

          (i) None of the Company Plans are or have been subject to Title IV of ERISA (a "Title IV Plan");

          (ii) No Member, nor any of their respective employees or directors, nor any fiduciary, has engaged in any transaction with respect to any Member or any Company Plan, including the execution and delivery of this Agreement and other agreements, instruments and documents for which execution and delivery by the Company is contemplated herein, in violation of Section 406(a) or (b) of ERISA or Section 4975(d) of the Code, for which no administrative exemption has been granted under Section 408(a) of ERISA;

          (iii) Full payment has been made of all amounts that each Member is required to pay as a contribution to each Company Plan as of the last day of the most recent fiscal year of each of the Company Plans ended prior to the date of this Agreement;

          (iv) Each Qualified Plan (together with its related funding instrument) is qualified and tax exempt under Sections 401 and 501 of the Code and is the subject of a favorable Internal Revenue Service determination with respect to such qualification and exemption;

          (v) There are no pending claims or litigation involving any of the Company Plans (other than routine claims for benefits);

          (vi) No amounts payable under the Company Plans will fail to be deductible for federal income tax purposes by virtue of
     Section 162(m) or 280G of the Code; and

          (vii) No Company Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of any Member or their dependents beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) death benefits or retirement benefits under any "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, (C) deferred compensation benefits accrued as liabilities on the books of account of the Company Group, or (D) benefits the full cost of which are borne by the current or former employee (or his or her beneficiary).

     (c) Except as set forth in SCHEDULE 4.16(c), no Member is contributing to (or is obligated to), or in the five year period ending on the date of this Agreement has contributed to an employee benefit plan that is a "multiemployer plan" within the meaning of Section 3(37) of ERISA ("Multiemployer Plan"), nor does any Member have any outstanding or contingent withdrawal liability under Section 4203 or 4205 of ERISA with respect to any Multiemployer Plan. NGC has received a statement of the trustee of each Multiemployer Plan listed on SCHEDULE 4.16(c) setting forth the estimate of withdrawal liability that would occur if any Member withdrew from such Multiemployer Plan in a complete withdrawal (as defined in Section 4202 of ERISA).

     (d) No Member has made any commitment to create any additional Company Plan, or to modify or terminate any existing Company Plan covering its employees or former employees.

     (e) No Member and no Company Plan (nor, to the Knowledge of the Selling Stockholders, any trust created thereunder nor any trustee or administrator thereof) has engaged in any transaction, taken any action, or failed to take any action in connection with which any Member could be subject (whether directly, indirectly or as indemnitor) to any material liability (whether actual or contingent) or civil penalty assessed pursuant to Sections 409, 502(c), 502(i), 502(l), 4062, 4063, 4064, 4068
or 4071 of ERISA or tax or penalty imposed pursuant to Sections 4971, 4975 to 4980A, or 4980B of the Code.

     (f) Except as set forth in SCHEDULE 4.16(f), all returns and reports that were required to be filed with governmental agencies with respect to Company Plans have been filed on a timely basis and were substantially correct or complete, and all other disclosure obligations for those plans have been substantially met.

     (g) No Company Plan is presently under audit or examination (nor has notice been received of a potential audit) by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC") on any other government agency, nor are there any matters pending with respect to any Company Plan with the Internal Revenue Service under its Voluntary Compliance Resolution Program, its Closing Agreement Program or other similar programs.

     (h) Each Company Plan has been operated in substantial compliance with its terms and with all federal and state laws, rules and regulations to the extent such laws, rules and regulations are applicable.

     (i) Set forth in SCHEDULE 4.16(i) is a complete and correct list of all plans, arrangements and agreements to which any Member is a party or by which any Member is bound and under which, as a result of a particular transaction or transactions, any director, officer, employee or other agent of any Member or any other party claiming through such a person shall or may acquire rights with respect to any Company Plan (including, without limitation, the creation, increase or extension of new or existing rights), become entitled to a distribution or payment with respect to any Company Plan at a date earlier than if such transaction had not occurred, or otherwise receive or become vested in rights or benefits with respect to any Company Plan. Complete and correct copies of all such plans, arrangements and agreements have been delivered to NGC.

     (j) No Title IV Plan had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA and Section 412 of the Code) as of the last day of the most recent plan year of such plan ended prior to the date of this Agreement. As to each Title IV Plan, the value of the assets thereof as of the date of this Agreement, as determined by such plan's independent actuaries, exceeds the present value as of the date of this Agreement, as determined by such actuaries, of all benefits accrued under such plan. No events have occurred or are expected to occur with respect to any Title IV Plan that would cause a change in the value of the assets or benefits of such plan for purposes of the preceding sentence. No reportable event (as defined in Section 4043 at ERISA and regulations issued thereunder) has occurred with respect to any Title IV Plan. No liability to the PBGC has been incurred, or is expected to be incurred by any Member with respect to any Title IV Plan. PBGC has not instituted any proceedings, and there exists no event or condition that would constitute grounds for the institution of proceedings by PBGC, to terminate any Title IV Plan under Section 4042 of ERISA.

     (k) Set forth on SCHEDULE 4.16(k) is (i) the amount of all past service liabilities under each Title IV Plan and the period over which they are being amortized, (ii) the amount of the liability for minimum contributions for the last two (2) plan years to any Qualified Plan,

(iii) the approximate amount of the minimum contribution to any Qualified Plan for the plan year during which the Closing Date is to occur, and
(iv) the annual cost of providing coverage under any Company Plan that is a welfare plan as defined in Section 3(1) of ERISA for former employees of any Member and the dependents of such former employees. No waiver from the minimum funding standard requirements of Section 302 of ERISA and Section 412 of the Code has been obtained, applied for or is contemplated with respect to any Title IV Plan.

     Section 4.17 FINANCIAL STATEMENTS. The consolidated balance sheets of the Company Group as at June 30, 1995 and June 30, 1996, and the consolidated statements of income, changes in stockholders' equity and cash flows for the respective periods then ended, including in each case the related notes, certified by BKD ("Company Group Financial Statements"), fairly present the consolidated financial position of the Company Group as at the respective dates thereof and the consolidated results of their operations and changes in their financial position for the periods then ended, and all such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved. The books of account of the Company Group fairly reflect, in accordance with GAAP, all transactions and all items of income and expense, assets and liabilities and accruals relating to the Members required to be reflected thereon.

     Section 4.18 ABSENCE OF CERTAIN CHANGES. Since June 30, 1996, except as set forth in SCHEDULE 4.18, the Members have conducted their businesses only in the ordinary course consistent with past practices and have not experienced any change, other than in the ordinary course of business consistent with past practices, which individually or in the aggregate has had or is reasonably likely to have a Company Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth in SCHEDULE 4.18 or otherwise disclosed in this Agreement (including the other Schedules hereto), since June 30, 1996 the Members have not taken any action that, if taken after the date hereof, would constitute a violation of any of the provisions of SECTION 5.1 of this Agreement. Further, none of the Members has suffered a reduction in the value of any of its assets by reason of (a) an adjustment in accordance with GAAP attributable to an increase in the amount of any reserve (or, for reserves calculated on the basis of a certain rate, any increase in the rate by which a reserve is calculated) or (b) any other impairment in value of any asset, normal wear and tear excepted, that is not reflected on the June 30, 1996 financial statements.

     Section 4.19 CERTAIN FEES. Except as disclosed on SCHEDULE 4.19, no Member nor any Selling Stockholder has entered into any agreement, arrangement or understanding with any person or firm which will result in the obligation of NGC, EEC or the parent corporation of NGC, namely, Northwestern Public Service Company, or any Member, to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

     Section 4.20 ACCOUNTS RECEIVABLE. All accounts, notes and other receivables and amounts owing to the Members, whether reflected in the Company Group Financial Statements or arising after June 30, 1996, represent bona fide arms'-length sales in the ordinary course of business and are legally enforceable obligations of the obligors thereunder. Except as set forth on SCHEDULE 4.20, since June 30, 1996, there has not been a material change in the aggregate amount of such accounts, notes and other receivables and amounts owing to the Members or the aging thereof, except as a result of payments and charges in the ordinary course of business.

     Section 4.21 SUPPLIERS. SCHEDULE 4.21 sets forth a list of the ten largest suppliers of propane to the Members during the 12 months ended June 30, 1996, showing the approximate total purchases by the Members (on a consolidated basis) from each such supplier during such 12-month period. Except to the extent set forth in SCHEDULE 4.21, no Member is presently engaged in any dispute with any such suppliers, no such supplier has advised any Member of its intention to refuse to do business with any Member, and the Company Group does not presently intend to terminate or modify any such relationship. Except as set forth on
SCHEDULE 4.21, none of the suppliers listed on SCHEDULE 4.21 is an affiliate of the Company or any of the Selling Stockholders. Since June 30, 1996, no Member has ordered, purchased or accepted delivery of propane, appliances or parts, other than in the ordinary course of business, and since such date there has not been a material change in the amount of propane, appliances or parts held in the inventory by the Company Group, other than in the ordinary course of business, consistent with past practices and other than changes resulting directly from changes in the weather.

     Section 4.22 CUSTOMERS. SCHEDULE 4.22 lists each retail customer of the Company Group which accounted for more than $100,000 of sales of the Company Group on a consolidated basis during the 12 months ended June 30, 1996 and the material terms applicable to sales to such customer. Except to the extent set forth in SCHEDULE 4.22, no Member is presently engaged in any dispute with any such customer, no such customer has advised any Member of its intention to discontinue its normal business relationship with the Company Group and no Member intends to terminate or modify any such relationship. Except as set forth on SCHEDULE 4.22, none of the customers listed on SCHEDULE 4.22 is an affiliate of the Company or any of the Selling Stockholders. Since June 30, 1996, no Member has delivered propane to any customer other than in the ordinary course of business, and since such date there has not been a material change in the frequency of deliveries, or the amounts of propane delivered, to customers of the Company Group, compared to the comparable period in the previous year, other than in the ordinary course of business, consistent with past practice and other than changes resulting directly from changes in the weather.

     Section 4.23 INTELLECTUAL PROPERTY. Each Member owns or possesses, and has taken all actions necessary to record, preserve and protect, adequate and enforceable long-term licenses or other rights to use, without payment, all copyrights and copyright registrations and applications, patents, patent applications, utility models, design registrations, inventions, trade names, trade secrets, trademarks, franchises, know-hows and similar rights now owned, used, employed or held by any Member in connection with its business or necessary for the conduct of its business (the "Intellectual Property"). SCHEDULE 4.23 sets forth a complete and correct list and summary description of all of the Intellectual Property. No Member has received written notice to the effect (or otherwise has reason to believe) that such Intellectual Property or any use thereof by any Member conflicts with or allegedly conflicts with or infringes with the rights of any other person or entity.

     Section 4.24 CONTRACTS. SCHEDULE 4.24 lists or describes all "Material Contracts," which term means all unexpired written or oral leases (whether of real or personal property) and all agreements, arrangements, purchase or sales commitments, non-competition agreements, instruments or other contracts, including notes, loan agreements, mortgages, guarantees or other evidences of indebtedness, to which any Member, is a party or to which it or any of its assets or properties are bound, except those (a) entered into in the ordinary course of business and which may be terminated by such Member upon thirty (30) or fewer days notice without any liability or other obligation being incurred by it, or
(b) which involve an aggregate consideration to be provided or received by such Member of less than $50,000. Complete and correct copies of all written Material Contracts listed in SCHEDULE 4.24 have been made available to NGC. All such contracts are valid and binding obligations of a Member, enforceable in accordance with their terms except as their enforceability may be limited by bankruptcy, insolvency, moratorium and other laws affecting creditors' rights generally, or the exercise of judicial discretion in accordance with general equitable principles, and are, to the Knowledge of the Selling Stockholders, in full force and effect. No Member or, to the Knowledge of the Selling Stockholders, any other party to any such contract is (with or without the lapse of time or the giving of notice, or both) in violation thereof or in default thereunder. No Member is a party to any Material Contract which, to the Knowledge of the Selling Stockholders, if performed by the Member in accordance with its terms, could only be performed at a loss to the Member, or which could not be performed within the time limits therein provided and, when actually performed, would result in an obligation to pay damages or penalties. SCHEDULE 4.24 also lists or describes all "Empire Gas Contracts," which term means all unexpired written or oral leases (whether of real or personal property) and all agreements, arrangements, including non-competition agreements and tax-sharing arrangements, purchase or sales commitments, instruments or other contracts to which any Member, any Selling Stockholder, any director, officer or employee of a Member and any one of Empire Gas Corporation, its stockholders, directors, officers or employees are parties.

     Section 4.25 COMPLIANCE WITH SAFETY STANDARDS. Each of the Members has conducted its business at all times substantially in accordance with generally accepted safety standards for companies similarly engaged in the retail sale and distribution of propane.

     Section 4.26 SUFFICIENCY OF ASSETS. The assets that are owned or leased by the Company Group are sufficient to permit the Company Group to carry on their businesses in the ordinary course, substantially as such businesses have previously been conducted by the Company Group, without infringement or violation of the rights of any other person or entity other than such infringements or violations which do not materially interfere with the use thereof or reduce the market value thereof.

     Section 4.27   RELATED PARTIES.  Except as set forth on
SCHEDULE 4.27, no officer or director of any Member or any Selling Stockholder or any beneficiary of any trust which is a Selling Stockholder or any member of the immediate family of any such officer, director, Selling Stockholder or beneficiary, including Robert W. Plaster, (collectively, "Related Parties") (a) has any direct or indirect interest in or is an officer, director or employee of, or consultant to, any entity which has an interest in any property, asset or right, tangible or intangible, which is used by or is any way associated with any of the Members in the conduct of their businesses or which is contemplated for such use; (b) owns, directly or indirectly, in whole or in part, any property, asset or right, tangible or intangible, which is associated with any property, asset or right owned by any Member or which any Member is presently operating or using or the use of which is contemplated for its business; (c) has any contractual relationship with any Member; or (d) has any direct or indirect interest in, or is an officer, director or employee of, any entity which either does business with any Member or is competitive with the businesses of the Members (other than shareholdings in publicly-held companies which in the aggregate total not more than one percent of any class of stock of such publicly-held company). Except as set forth on SCHEDULE 4.27, since June 30, 1996, there have been no payments (however characterized) by any Member to any Related Party or by any Related Party to any Member, except for usual fees to directors, reimbursement of travel and other expenses incurred on behalf of the Members, and compensation to officers and employees earned and paid, in each case, in the ordinary course of business and consistent with past practice. Except as set forth on
SCHEDULE 4.27, no Related Party is indebted to any Member, and no Member is indebted to any Related Party.

     Section 4.28 PUBLIC UTILITY HOLDING COMPANY ACT. No Member is a "public utility company" or a "holding company" within the meaning of those terms in the Public Utility Holding Company Act of 1935, as amended.

     Section 4.29 DISCLOSURE. No statement in this ARTICLE 4 and no statement concerning the Company Group, the Members or the Selling Stockholders in this Agreement (which includes the Schedules hereto) contains an untrue statement of material fact, or omits to state a material fact necessary to make the statements contained herein, in light of the circumstances in which they were made, not misleading.

                               ARTICLE 5
                    AGREEMENTS PENDING THE CLOSING

     The parties hereto agree that the provisions in this ARTICLE 5 shall be performed or observed from the date of this Agreement until the Effective Time, or until the termination of this Agreement without the Effective Time having occurred:

     Section 5.1 CONDUCT OF BUSINESS. The Company and the Selling Stockholders shall cause each Member to conduct its business only in the ordinary course, consistent with past practice, except as otherwise contemplated by this Agreement. Any transaction or action that is not in the ordinary course of business, consistent with the past practice of the Company Group, shall be subject to the prior written consent of NGC and EEC, which consent shall not be unreasonably withheld or delayed.
Without limiting the foregoing, without the prior written consent of NGC and EEC, which consent shall not be unreasonably withheld or delayed, or except as otherwise contemplated by this Agreement, no Member shall:

     (a) Incur any indebtedness for borrowed money, or assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, partnership, firm or corporation (exclusive of endorsements of checks to negotiate their payment to one of the Members), or make any loans or advances to anyone, except as necessary to fund obligations of any Member incurred in a manner consistent with the first sentence of this SECTION 5.1 (including, without limitation, for the purpose of purchasing inventory) or by way of replacement or substitution of existing borrowings;

     (b) Amend its organizational documents, change the number of outstanding shares of its capital stock or issue any warrants, options or other rights to subscribe for or to purchase any capital stock or securities convertible into capital stock of any Member;

     (c) Mortgage, pledge or otherwise encumber, or sell, transfer or otherwise dispose of, any of the properties or assets of any Member, other than in the ordinary course of business, consistent with past practice; PROVIDED, HOWEVER, that (i) at or before Closing, the Members shall transfer to Stephen R. Plaster or his designees, as additional compensation to him in the capacities in which he is employed by the Company, in the amount listed on SCHEDULE 5.1(c), the assets listed on
SCHEDULE 6.1 (the "Excluded Assets"), and (ii) this SECTION 5.1(c) shall not prohibit the Company from granting and perfecting any liens that the Company is required to grant and perfect under the Credit Agreement;

     (d) Terminate or make any material change in any Material Contract, or make any lease, agreement, arrangement, purchase or sale commitment, instrument, understanding or other contract which, if it had been in effect on the date hereof, would have been a Material Contract;

     (e) Pay or commit to pay any bonuses or make or commit to make any increase in compensation or benefits (including severance benefits) to any of its employees or directors, which results in collective payments or commitments to any one employee or director in excess of $5,000;

     (f) Enter into any new contract of service with any director or employee;

     (g) Declare, set aside or pay any dividend or other distribution with respect to any shares of its capital stock not owned by one or more of the Members, or repurchase, redeem or otherwise acquire for value any shares of capital stock or other securities of, or other ownership interests in, any Member;

     (h) Incur capital expenses in excess of $50,000 per item which are not disclosed in a Schedule to this Agreement, except for expenditures
(i) to replace motor vehicles in the ordinary course of business consistent with past practices, or (ii) reasonably required for an unexpected emergency of which notice is given to NGC as promptly as is reasonably possible after the expense is incurred;

     (i) Fail to maintain its existing insurance coverage in full force and effect;

     (j)  Waive any material rights or claims;

     (k) Pay (other than payments of accrued interest thereon when due and payments of principal when due under the Credit Agreement) any indebtedness for borrowed money of any Member, except for any such indebtedness paid by one Member to another Member;

     (l)  Make any contract with any Related Party; or

     (m)  Commit to take any of the actions listed in clauses (a) through
(l) inclusive.

     Section 5.2 PERMITTED TRANSACTIONS. Notwithstanding anything to the contrary in this Agreement, the Company shall, and shall cause all other Members to, take the following actions during the period from the date of this Agreement to immediately prior to the Closing:

     (a) Terminate all contracts with Related Parties (other than those designated on SCHEDULE 5.2(b) to survive the Closing) without making any payment for such termination or on account thereof, or incurring a liability, not accrued in the consolidated balance sheet of the Company Group as at June 30, 1996, which is part of the Company Group Financial Statements, but obtaining a release of all rights and claims thereunder in exchange for comparable releases from the counterparties to such contracts; and

     (b) Cause the existing lease to the Company of the building used by the Company as its headquarters in Lebanon, Missouri and the land on which the Company's transportation facility is located to be amended (i) to extend the term thereof to expire 10 years from the Closing Date, with the rent thereunder to be $250,000 per annum for such extended term, reduced by the amount of rent received from Empire Gas Corporation under its existing lease for its headquarters in Lebanon, Missouri (the "Empire Gas Lease"), (ii) to include a provision that the owner of the building will (A) not amend the Empire Gas Lease to reduce the annual rent due thereunder from the amount in effect as of the date of this Agreement,
(B) not waive any obligation of Empire Gas Corporation to pay its rent in accordance with the provisions of the Empire Gas Lease, and (C) agree to diligently enforce the obligation of Empire Gas Corporation to pay the rent due under the Empire Gas Lease, and (iii) to exclude the aircraft hanger; PROVIDED, HOWEVER, that in lieu of the amendment described in clause (ii) above, the Company may enter into an assignment of lease with the owner of the building pursuant to which the Empire Gas Lease is assigned to the Company.

     Section 5.3 ACCESS AND INFORMATION. During the period from the date hereof until the Closing or termination of this Agreement, the Company and the Selling Stockholders shall keep the three executive-level managers of NGC (which managers shall be chosen by NGC, subject to the reasonable approval of Stephen R. Plaster) reasonably informed with respect to the day-to-day operations of the Company, shall work with NGC to plan the transition to ownership of the Company by NGC and shall cause the Company Group to afford the three executive-level managers of NGC identified above reasonable access during normal business hours to the Company Group's books, records and other documents and information contained at the Company's headquarters in Lebanon, Missouri, an opportunity to observe the business operations of the Company at its headquarters in Lebanon, Missouri, and to consult with the senior management of the Company located at its headquarters in Lebanon, Missouri with respect to such business operations. NGC and EEC shall direct all reasonable requests to review such books, records and other documents and information, and for such opportunity to observe and consult, to Stephen R. Plaster or Larry A. Weis, who shall make the arrangements therefor without unreasonable delay.

     Section 5.4 CONFIDENTIALITY. Each party shall continue to abide by the terms of the confidentiality agreement between NGC and the Company dated June 21, 1996 (the "Confidentiality Agreement"), provided that the existence of this Agreement and the pending transactions provided for herein may be publicly disclosed in accordance with SECTION 5.10 of this Agreement by any of the parties hereto.

     Section 5.5 COMPANY STOCKHOLDER APPROVAL. Commencing immediately following the date of this Agreement and proceeding with reasonable diligence, the Company and the Selling Stockholders will take such action as may be necessary in accordance with applicable law, including, if necessary, calling a special meeting of the stockholders of the Company to be held as soon as practicable, to obtain the requisite approvals of this Agreement and the Merger by the stockholders of the Company. The Stephen R. Plaster Trust agrees to attend, or be represented by proxy, at such meeting of the stockholders of the Company, and to vote or cause the voting of the shares of Common Stock owned by it at such meeting in favor of granting such requisite approvals, or to execute and deliver written consents in favor of granting such requisite approvals if action thereon is taken by written consent of the stockholders in lieu of having such a meeting.

     Section 5.6 PRESERVATION OF BUSINESS. During the period from the date of this Agreement until the Closing or termination of this Agreement, the Company and the Selling Stockholders will use their reasonable and diligent efforts to preserve the Company Group's reputation and relationship with suppliers, customers, employees and others having business relations with any of the Members.

     Section 5.7 ACQUISITION PROPOSALS. Except as contemplated by this Agreement, during the period from the date of this Agreement until the Closing or termination of this Agreement, the Selling Stockholders and the Company will not, and will cause the officers, directors, employees and other agents of the Company Group not to, directly or indirectly, negotiate, or agree to negotiate, with any person or entity with respect to any proposal to purchase or acquire any equity securities or (except in the ordinary course of business) assets of, or merge, consolidate or otherwise combine with any Member.

     Section 5.8 FILINGS; OTHER ACTION. Subject to the terms and conditions herein provided, as promptly as practicable, the Selling Stockholders and the Company, as one party, and NGC and EEC, as the other party, shall (a) promptly (in any event within five (5) business days from the date of this Agreement) make (or cause their ultimate parent entity to make) all filings and submissions under the HSR Act and all filings and notifications required by applicable state law, each as reasonably may be required to be made in connection with this Agreement and the transactions contemplated hereby; (b) use all reasonable efforts to cooperate with each other in (i) determining which filings and notifications are required to be made prior to the Closing with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Closing from, Government Entities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and (ii) timely making all such filings and notifications and timely seeking all such consents, approvals, permits or authorizations; and (c) use all reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary or appropriate to consummate the transactions contemplated by this Agreement as soon as practicable. In connection with the foregoing, each such party will provide the other with copies of correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any Government Entity or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby. Each such party acknowledges that certain actions may be necessary with respect to the foregoing in making notifications and obtaining clearances, consents, approvals, waivers or similar third party actions that are material to the consummation of the transactions contemplated hereby, and each such party agrees to take such action as is necessary to complete such notifications and obtain such clearances, consents, approvals, waivers or third party actions, except where such consequences, event or occurrence would have a material and adverse effect on such party.

     Section 5.9 REASONABLE AND DILIGENT EFFORTS. The parties to this Agreement agree to use their reasonable and diligent efforts in good faith to satisfy the various conditions to Closing, and to consummate the Merger as soon as practicable. None of the parties hereto will intentionally take or intentionally permit to be taken any action that would be in breach of the terms or provisions of this Agreement or that would cause any of the statements of essential facts or representations and warranties contained herein to be or become untrue.

     Section 5.10 PUBLIC ANNOUNCEMENT. The Company and the Selling Stockholders, as one party, and NGC and EEC, as the other party, agree that they will not issue any press release or otherwise make any public statement or respond to any press inquiry with respect to this Agreement or the transactions contemplated hereby without the prior approval of the other party (which approval will not be unreasonably withheld), except as may be required by applicable law, provided that it is acknowledged that NGC, or its parent Northwestern Public Service Company ("NWPS"), may make an appropriate public announcement, as well as filings under (a) the Securities Exchange Act of 1934, as amended, with the Securities and

Exchange Commission and the New York Stock Exchange, and (b) the Federal Power Act with the Federal Energy Regulatory Commission, with respect to the entering into of this Agreement and the pendency of the transactions provided for in this Agreement. Each party shall give the other party a copy of any public statement issued or filing made in advance of the issuance or filing of any such statement.

     Section 5.11 OPTION HOLDERS. In the event that the Company is not able to obtain amendments to the option agreements pursuant to which any Options were issued that is referred to in SECTION 1.5(g) of this Agreement, the parties hereto agree to restructure the transactions provided for herein in a manner which is not adverse to the Selling Stockholders, but which results in the elimination of any options to purchase common stock in the Surviving Corporation (which may need to be an entity other than the Company).

     Section 5.12 EMPLOYMENT AGREEMENTS. The Company shall use commercially reasonable efforts to obtain an amendment to the employment agreements of each of the persons specified in SCHEDULE 5.12, executed by such persons, containing such terms as are reasonably requested by the three executive-level managers of NGC referred to in SECTION 5.3 of this Agreement.

                               ARTICLE 6
                         ADDITIONAL AGREEMENTS

     Section 6.1 EXCLUDED ASSETS. The parties hereto acknowledge that the Excluded Assets listed on SCHEDULE 6.1 will be conveyed or otherwise distributed to Stephen R. Plaster or his designee at or before Closing as additional compensation to him in his capacity as an employee of the Company, as provided in SECTION 5.1(c) of this Agreement.

     Section 6.2 RIGHT TO HIRE CERTAIN EMPLOYEES. Notwithstanding anything to the contrary in this Agreement or in any other agreement executed in furtherance of the transactions contemplated by this Agreement, Stephen R. Plaster or his designee shall have the right, at or after Closing, to hire those employees of the Members who are listed on
SCHEDULE 6.2, provided that any such persons so hired shall remain available to the Surviving Corporation and NGC through December 31, 1996, at the request and cost of NGC and the Surviving Corporation, to the extent necessary to effect a smooth transition to the management of the Company Group by NGC.

     Section 6.3    CERTAIN TAX MATTERS.

     (a) TAX RETURNS AND PAYMENT OF TAXES FOR PERIODS THROUGH THE CLOSING DATE. The Company prior to the Closing and NGC after the Closing shall cause to be prepared and timely filed all Tax Returns with respect to each Member for all Tax periods which include any period of time ending on or before the Closing Date, and the Company prior to the Closing, and the Surviving Corporation thereafter, shall cause to be paid when due all Taxes in respect of such Tax periods. All Taxes payable by any Member with respect to any Tax period or portion thereof ending on or before the Closing Date shall have been reserved for on the books of account of the Company Group as of the Closing Date on a basis consistent with the reserve therefor on the June 30, 1996 consolidated financial statements of the Company Group included in the Company Group Financial Statements, and, to the extent such reserves are inadequate to pay all such Taxes, NGC and/or the Surviving Corporation shall be entitled to indemnity as provided in ARTICLE 10 of this Agreement. The allocation of Tax liabilities shall be determined as of the Closing Date in accordance with GAAP based on the books of account and records of the Company Group as maintained in accordance with the Company's historical accounting practices.

     (b)  TAX AUDITS.

          (i) NGC shall notify the Stockholders' Representative in writing of any audit or examination by any Tax authority (a "Tax Audit") or of a Tax assessment, which after the Closing is threatened or becomes pending, for which the Selling Stockholders may be liable to provide for indemnification under this Agreement within thirty (30) days after NGC's receipt of notice of such pending or threatened Tax Audit or Tax assessment, and prior to NGC's initiation of any discussion with or response to such Tax authority, NGC shall give the Selling Stockholders ten (10) days to decide to take control of any Tax Audit or to initiate any claim for refund, contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment relating to any and all Taxes for any Tax period of any Member which covers in whole or in part any period ending on or before the Closing Date, and NGC shall not initiate any discussion with or response to the Tax authority during such ten (10) day period; PROVIDED, HOWEVER, that NGC shall not be required to give such notice, nor to permit the Selling Stockholders to participate in the Tax Audit, if NGC elects to forego any indemnification rights that it may have hereunder with respect thereto. The Selling Stockholders shall have the right, at their own expense, to control any Tax Audit, and to initiate any claim for refund, contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment relating to any and all Taxes for any Tax period of any Member which covers in whole or in part any period ending on or before the Closing Date; PROVIDED, HOWEVER, that the Selling Stockholders shall not consent, without the prior written approval of NGC, to any change in the treatment of any item which would in any material respect affect the Tax liability of NGC or any Member (including, always, the Surviving Corporation as a Member) for a Tax period ending subsequent to the Closing Date. NGC shall have the right to participate at its own cost in any such Tax Audit and may elect, by giving written notice to the Selling Stockholders, to waive NGC's right of indemnity under this Agreement with respect to Taxes at issue in such Tax Audit and to assume control of such Tax Audit, but any such written notice to be effective as a waiver of NGC's right to indemnity hereunder shall specifically reference this
     SECTION 6.3(b)(i) and shall in no event be inferred from any written correspondence between NGC and the Selling Stockholders or the Stockholders' Representative which contains no specific reference to this SECTION 6.3(b)(i). The Selling Stockholders shall not enter into any settlement with respect to a Tax Audit that provides for payment of additional Taxes without NGC's consent.

          (ii) The parties hereto shall cooperate fully with each other in connection with any Tax Audit, assessment, notice of deficiency, or other adjustment or proposed adjustment relating to any and all Taxes attributable to any Member with respect to any Tax period which begins before and ends on or after the Closing Date. The expenses with respect to such Tax Audit, claim for refund, assessment, notice of deficiency, or other adjustment or proposed adjustment shall be shared in accordance with the allocation of the Tax liability at issue.

     (c) MUTUAL COOPERATION. The parties hereto and the Stockholders' Representative shall provide each other with such assistance as may reasonably be requested by any of them in connection with the preparation of any Tax Return, any Tax Audit or other examination by any Tax authority, or any judicial or administrative proceedings relating to liability for Taxes, and each will retain and provide the other with any records or information that may be relevant to such Tax Return, Tax Audit or examination proceedings or determination. Such assistance shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and shall include providing copies of any relevant Tax Returns and supporting work schedules. Without limiting in any way the foregoing provisions of this SECTION 6.3(c), NGC hereby agrees to retain, or cause the Surviving Corporation to retain, until the appropriate statutes of limitation (including any extensions) expire, copies of all Tax Returns, supporting work schedules and other records or information that may be relevant to such Tax Returns of any Member for all Tax periods that include in whole or in part the dates from July 1, 1991 to the Closing Date, inclusive, and that it will not destroy or otherwise dispose of such records without first providing the Selling Stockholders' Representative with a reasonable opportunity to review and copy such records.

     Section 6.4 NGC GUARANTEE. NGC hereby unconditionally guarantees the performance by EEC of its agreements in, and obligations under, this Agreement.

     Section 6.5 COMPANY HEADQUARTERS. NGC and EEC hereby agree that Robert W. Plaster may occupy the premises at the headquarters of the Company in Lebanon, Missouri until December 31, 1996, provided that the Company may have reasonable access to the conference room within such premises during such period.

     Section 6.6 ROBERT W. PLASTER DEBT. NGC, EEC and the Company hereby agree that, concurrently with the Closing, Robert W. Plaster shall be paid the aggregate sum of $8,850,000 (plus accrued interest through the Closing Date on the Subordinated Promissory Note of Empire Acquisition Corporation dated August 1, 1996 to Robert W. Plaster), of which $850,000 shall be paid by the Company, and the balance of which shall be paid by NGC, in exchange for the assignment to the Surviving Corporation without recourse of all of his right, title and interest in and to the Company's claims against SYN Inc. and an assignment to NGC without recourse of such Subordinated Promissory Note (which shall be amended to increase the principal amount thereof to $8,000,000).

     Section 6.7 PAYMENT OF FEES. The Company shall pay all amounts due as of the Closing as specified on SCHEDULE 4.19, or shall accrue the same prior to Closing and pay the same after Closing upon receipt of invoices therefor.

                               ARTICLE 7
             CONDITIONS TO BE SATISFIED FOR THE BENEFIT OF
                NGC AND EEC IN CONNECTION WITH CLOSING

     The following conditions shall be satisfied for the benefit of NGC and EEC in connection with the consummation of the Merger. To the extent any condition specified in SECTION 7.1, 7.3, 7.4, 7.7 OR 7.11 is not satisfied within ten (10) days after the Closing, NGC and EEC shall be entitled to assert a claim for actual damages pursuant to SECTION 10.4.

     Section 7.1 PERFORMANCE OF AGREEMENTS. The Company and the Selling Stockholders shall have performed or observed in all material respects all agreements herein required to be performed or observed by it and them prior to the Closing.

     Section 7.2 HSR ACT WAITING PERIOD. All applicable waiting periods under the HSR Act for the Merger shall have expired or been terminated.

     Section 7.3 CERTIFICATION AS TO STOCKHOLDERS. NGC and EEC shall have received a certificate, signed by the corporate secretary or assistant corporate secretary of the Company, certifying the names, addresses and holdings of shares of Company Common Stock of each holder of record as of the time of the Closing, and identifying those who are holders of Dissenting Shares and the number of Dissenting Shares held by each such holder; and the Dissenting Shares so certified shall not exceed in the aggregate 30% of the outstanding shares of Company Common Stock.

     Section 7.4 CLOSING CERTIFICATE. NGC and EEC shall have received a certificate, signed by the Selling Stockholders and an executive officer of the Company and dated as of the Closing Date, certifying in such detail as NGC may reasonably request as to the fulfillment of the requirements in SECTIONS 7.1 AND 7.2 of this Agreement.

     Section 7.5 STOCKHOLDERS' APPROVAL. This Agreement and the Merger provided for herein shall have been approved and adopted by the requisite vote of the stockholders of the Company in accordance with the TBCA and the articles of incorporation and bylaws of the Company, and NGC and EEC shall have received a certificate, signed by the corporate secretary or an assistant corporate secretary of the Company, dated as of the Closing Date, certifying in such detail as NGC may reasonably request to the fulfillment of the requirements in the preceding portion of this
SECTION 7.5.

     Section 7.6 PROCEEDINGS. No injunction or restraining order shall have been issued by any Government Entity restraining, prohibiting or invalidating the Merger.

     Section 7.7 OPINION OF COUNSEL. NGC and EEC shall have received the opinion of Wilmer, Cutler & Pickering, counsel for the Stephen R. Plaster Trust and Larry A. Weis in this matter, in form and substance reasonably satisfactory to NGC and EEC.

     Section 7.8    [NOT USED].  [Intentionally omitted]

     Section 7.9 ESCROW AGREEMENT. NGC and EEC shall have received delivery of an escrow agreement (the "Escrow Agreement") in substantially the form of EXHIBIT 7.9 hereto containing the terms by which the proceeds of the Escrow Note will be held and distributed, executed by each of the Selling Stockholders and the escrow agent identified therein (the "Escrow Agent").

     Section 7.10 STANDSTILL AGREEMENTS. NGC and EEC shall have received delivery of a standstill agreement from each Selling Stockholder and each Option holder who shall acquire or be entitled to acquire, upon exercise of the Warrants, 2% or more of the outstanding NWPS Common Stock (based on the number of shares outstanding as of the date of this Agreement), in substantially the form of EXHIBIT 7.10 hereto.

     Section 7.11 CERTAIN DOCUMENTS. The Company shall have delivered to NGC and EEC copies of the following documents:

     (a) Articles of incorporation, and all amendments thereto, of the Company, certified by the Secretary of State of the State of Tennessee as of a date no more than ten (10) days before the Closing Date;

     (b) Bylaws, and all amendments thereto, of the Company, certified by the corporate secretary or assistant corporate secretary of the Company to be a true and complete copy, dated as of the Closing Date; and

     (c) Good standing certificates for each Member from its state of incorporation and from each state in which qualification and good standing are stated to exist in SECTION 4.1 of this Agreement, dated as of a date no more than ten (10) days before the Closing Date.

                               ARTICLE 8
             CONDITIONS TO BE SATISFIED FOR THE BENEFIT OF
  THE COMPANY AND THE SELLING STOCKHOLDERS IN CONNECTION WITH CLOSING

     The following conditions shall be satisfied for the benefit of the Company and the Selling Stockholders in connection with the consummation of the Merger. To the extent any condition specified in SECTION 8.1, 8.3, 8.6 OR 8.9 is not satisfied within ten (10) days after the Closing, the Selling Stockholders shall be entitled to assert a claim for actual damages pursuant to SECTION 10.4.

     Section 8.1 PERFORMANCE OF AGREEMENTS. NGC and EEC shall have performed or observed in all respects all agreements herein required to be performed or observed by either or both of them prior to the Closing.

     Section 8.2 HSR ACT WAITING PERIOD. All applicable waiting periods under the HSR Act for the Merger shall have expired or been terminated.

     Section 8.3 CLOSING CERTIFICATE. The Company and the Selling Stockholders shall have received a certificate, signed by an executive officer of NGC and of EEC and dated as of the Closing Date, certifying in such detail as the Company and the Selling Stockholders may reasonably request, as to the fulfillment of the requirements in SECTIONS 8.1 AND
8.2 of this Agreement.

     Section 8.4 STOCKHOLDERS' APPROVAL. This Agreement and the Merger provided for herein shall have been approved and adopted by the requisite vote of the stockholders of the Company in accordance with the TBCA and the articles of incorporation and bylaws of the Company.

     Section 8.5 PROCEEDINGS. No injunction or restraining order shall have been issued by any Government Entity restraining, prohibiting or invalidating the Merger.

     Section 8.6 OPINION OF COUNSEL. The Company and the Selling Stockholders shall have received the opinion of Schiff Hardin & Waite, counsel for NGC and EEC in this matter, in form and substance reasonably satisfactory to the Company and the Selling Stockholders.

     Section 8.7 ESCROW AGREEMENT. The Company and the Selling Stockholders shall have received delivery of the Escrow Agreement, executed by NGC, EEC and the Escrow Agent, and the Escrow Agent shall have received the Escrow Note, executed and delivered by the Company and guaranteed by NGC.

     Section 8.8 WARRANTS. Each of the Selling Stockholders and Option holders shall have received delivery of a Warrant Exchange Agreement in substantially the form of EXHIBIT 8.8(A) hereto, executed by NWPS, in which NWPS agrees to issue warrants (the "Warrants") to purchase, in the aggregate, 725,000 shares of common stock, par value $3.50 per share, of NWPS (the "NWPS Common Stock"), in substantially the form of EXHIBIT 8.8(B) hereto. The Selling Stockholders agree that the NWPS obligation to issue such Warrants shall be contingent upon the issuance by the Federal Energy Regulation Commission of a final order, granting NWPS all necessary authority under the Federal Power Act to issue the Warrants and the NWPS Common Stock issuable upon exercise of the Warrants. NGC shall cause NWPS to file within thirty (30) days after the date of this Agreement all documents necessary to obtain such an order. NGC agrees that in the event that such approval is not obtained within ninety (90) days after the Closing Date, NGC shall provide the Selling Stockholders and the Option holders with a phantom stock right or cash in accordance with the terms set forth on SCHEDULE 8.8.

     Section 8.9 CERTAIN DOCUMENTS. NGC and EEC shall have delivered to the Company copies of the following documents:

     (a) Articles of incorporation, and all amendments thereto, of NGC and EEC, in each case certified by the Secretary of State of the State of South Dakota (in the case of articles of incorporation for NGC) and of the State of Tennessee (in the case of articles of incorporation of EEC), as of a date no more than ten (10) days before the Closing Date;

     (b) Bylaws, and all amendments thereto, of NGC, certified by the corporate secretary or an assistant secretary of NGC to be a true and complete copy, dated as of the Closing Date, and bylaws, and all amendments thereto, of EEC, certified by the corporate secretary or an assistant secretary of EEC to be a true and complete copy, dated as of the Closing Date; and

     (c) Good standing certificates for NGC and EEC from their respective states of incorporation, dated as of a date no more than ten
(10) days before the Closing Date.

                               ARTICLE 9
                              TERMINATION

     Section 9.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing by written agreement of the parties hereto.

     Section 9.2 TERMINATION DATE. This Agreement may be terminated and the Merger may be abandoned by NGC and EEC, on the one side, or the Company and the Selling Stockholders, on the other side, by written notice to the parties after 12:01 p.m. Eastern time on October 31, 1996 if the Closing shall not have occurred by that time, except that if the Closing shall not have occurred due to a second request by either the Federal Trade Commission or the U.S. Department of Justice with respect to any filings or submissions under the HSR Act, the aforementioned date shall be extended until December 15, 1996, and except that a side which has a party that has materially breached this Agreement shall have no right to terminate pursuant to this SECTION 9.2 while such breach continues.

     Section 9.3 TERMINATION UPON ORDER OF GOVERNMENT ENTITY. This Agreement may be terminated and the Merger may be abandoned by NGC and EEC, on the one side, or the Company and the Selling Stockholders, on the other side, if a Government Entity has issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action has become final and nonappealable; PROVIDED, HOWEVER, that the side seeking to terminate this Agreement pursuant to this SECTION 9.3 shall have used all reasonable efforts to remove such injunction or other prohibition.

     Section 9.4 EFFECT OF TERMINATION. To terminate this Agreement and abandon the Merger pursuant to this ARTICLE 9, the terminating parties shall give written notice to the other parties to this Agreement, and thereupon this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:
(a) within two (2) business days of the effective date of termination, NGC shall reimburse the Company with respect to the amendment fee payable by the Company to The First National Bank of Boston pursuant to the letter agreement referred to in Section 5.1.2(b) of Amendment No. 1 to the Credit Agreement (i) for 100% of such amendment fee if this Agreement is terminated (A) as a result of the failure of the applicable waiting periods under the HSR Act for the Merger to have expired or been terminated, or (B) solely as a result of a breach of this Agreement by NGC or EEC; (ii) for 0% of such amendment fee if this Agreement is terminated solely as a result of a breach of this Agreement by the Selling Stockholders or any Member; or (iii) for 50% of such amendment fee if this Agreement is terminated for any other reason (except that, if this Agreement is terminated as a result of a breach by both (A) NGC and/or EEC, and (B) the Company and/or the Selling Stockholders, the responsibility for payment of such amendment fee shall be allocated according to the relative fault of the parties); and (b) there shall be no other liability or obligation on the part of any party hereto or any of its officers, directors or representatives to any other party hereto on account thereof, and all obligations of the parties hereto shall terminate, except for the obligations of the parties pursuant to (i)
SECTION 12.6, or (ii) the Confidentiality Agreement; PROVIDED, HOWEVER, that a party who has breached this Agreement shall be liable for damages occasioned by such breach including without limitation any expenses incurred by the other parties hereto in connection with this Agreement and the transactions contemplated hereby, to the extent permitted by Law; and (c) all filings, applications and other submissions for the transactions contemplated by this Agreement shall, to the extent practicable, be withdrawn from the agency or other party with which made.

                              ARTICLE 10
                REMEDIES; INDEMNIFICATION; ARBITRATION

     Section 10.1   REMEDIES ALLOWED BY LAW.  Except as provided in
SECTION 10.2 of this Agreement, and subject to the provisions for arbitration in SECTION 10.4 of this Agreement, each party to this Agreement shall be entitled to such remedies as are provided by applicable law in the case of any breach of this Agreement by any other party hereto, whether involving a breach of any agreement herein to be performed or observed by the breaching party or a breach of any representation and warranty made by the breaching party in the second sentence of ARTICLE 3 or ARTICLE 4, as the case may be, of this Agreement.

     Section 10.2 INDEMNIFICATION; ESCROW CLAIMS. The Selling Stockholders jointly and severally agree to defend, indemnify and hold harmless NGC, EEC and, after the Effective Time, the Surviving Corporation and its subsidiaries, and their respective successors in interest (collectively, the "NGC Indemnitees"), from and against any and all loss, liability and reasonable expense (including, but not limited to, reasonable costs of investigation and defense) arising from or in connection with the statements of essential facts in ARTICLE 4 of this Agreement being incorrect. The foregoing indemnity is subject to the following:

     (a) "Reimbursable Amount" means damages resulting to any NGC Indemnitee on account of any statement of essential facts in ARTICLE 4 of this Agreement being incorrect, of which NGC gives written notice of its claim for such damages as soon as practicable (a "Claim") to the Escrow Agent and the Stockholders' Representative, on or before the Claim Expiration Date, specifying the dollar amount of damages claimed, or the formula for determining such amount when the dollar amount cannot be accurately stated, the Section or Sections of this Agreement wherein the incorrect statement or statements of essential facts appear on which the Claim is based, the general nature of the error in each such statement, and the manner by which the dollar amount of the damages specified in the notice was calculated for each incorrect statement, subject to the following:

          (i) For purposes of determining whether a Claim may be made under this SECTION 10.2 based on an incorrect statement being made in SECTION 4.11(a) of this Agreement, the following provisions shall apply:

               (A) No Claim shall be made with respect to a particular tank because such tank was not at the location identified in
          SCHEDULE 4.11(a) in the event such tank was located at a different branch or customer location as of the date of this Agreement;

               (B) No Claim shall be made with respect to a particular tank if the Selling Stockholders can identify a tank of like size that was owned by one of the Members as of the date of this Agreement but was not identified in SCHEDULE 4.11(a);

               (C) No Claim shall be made with respect to a particular tank if the Selling Stockholders can identify one or more tanks of a different size that were owned by the Members as of the date of this Agreement but were not identified in SCHEDULE 4.11(a) if the value of the tank(s) that were not identified equals or exceeds the value of the tank with respect to which such Claim would have been made; and

               (D) Missing tanks shall be valued for purposes of calculating Claims by reference to the American Tank and Welding new tank prices for such types and sizes of tanks, except that if the company is able to acquire tanks of the same types, sizes and quality (from a source identified to the Company by the Selling Stockholders) at a cost of that is less than such new tank cost plus shipping costs, then the amount of the Claim will be determined by reference to such cheaper cost.

          (ii) For purposes of determining the Reimbursable Amount of any Claim made under this SECTION 10.2 based on an incorrect statement being made in SECTION 4.9 of this Agreement, the Selling Stockholders shall be entitled to a credit for any tax refund in excess of those reflected on the Company Financial Statements or any excess balance sheet reserves for taxes (E.G., an amount reserved to pay sales tax in Missouri that is more than the actual tax due may be credited against sales tax that is due in Alabama in excess of the amount reserved for Tennessee).

          (iii) For purposes of determining whether a Claim may be made under this SECTION 10.2 based on an incorrect statement being made in SECTION 4.13 of this Agreement, the following provisions shall apply:

               (A) No Claim shall be made with respect to any individual parcel of Real Property until the aggregate of the Reimbursable Amounts attributable to such incorrect statement (together with any other incorrect statement made in SECTION 4.13 with respect to the same parcel of Real Property) exceeds $10,000, and only Reimbursable Amounts in excess of the first $10,000 may become Allowed Reimbursable Amounts;

               (B) No Claim shall be made with respect to any amount that was not actually incurred by the NGC Indemnitee in order to comply with Environmental Laws;

               (C) No Claim shall be made with respect to any costs of investigating, containing, removing or remediating Hazardous Materials if the Claim arises from the voluntary actions of any NGC Indemnitee that are not in accordance with the ordinary course of business of the Company prior to the Merger;

               (D) The NGC Indemnitees agree to seek reimbursement from any state or federal agency with funds available therefor for the costs of investigating, containing, removing or remediating Hazardous Materials that would otherwise be the subject of a Claim pursuant to this SECTION 10.2, in each case to the extent reasonably practicable; and

               (E) The NGC Indemnitees' sole and exclusive remedy with respect to any and all Claims relating to liability under the Environmental Laws shall be pursuant to this SECTION 10.2 and, accordingly, the NGC Indemnitees hereby waive, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action that they may have against the Selling Stockholders under any Environmental Law.

     (b) For purposes of determining under this SECTION 10.2 whether any statement of essential facts in ARTICLE 4 of this Agreement is incorrect, such determination shall be made by considering each of such statements as if the phrase "to the Knowledge of the Selling Stockholders" in the second sentence of ARTICLE 4 was not included therein.

     (c)  The term "Claim Expiration Date" means September 30, 1997.

     (d) If NGC and the Stockholders' Representative (the "Contesting Parties") agree upon the Reimbursable Amount under any Claim prior to the maturity date of the Escrow Note, they shall jointly give written direction to the Escrow Agent to reduce the Escrow Note by the amount of the Reimbursable Amount in accordance with the provisions of the Escrow Agreement; PROVIDED, HOWEVER, that no reduction of the Escrow Note shall be made until the total of all Reimbursable Amounts agreed to by the Contesting Parties or awarded by the arbitrators pursuant to SECTION 10.4

(collectively, the "Allowed Reimbursable Amounts") exceeds the Threshold Amount. On the maturity date of the Escrow Note, the principal amount of the Escrow Note and all accrued and unpaid interest thereon, net of any reduction provided for in the preceding sentence, shall be paid to the Escrow Agent. If the Contesting Parties agree upon the Reimbursable Amount under any Claim after the maturity date of the Escrow Note, they shall jointly give written direction to the Escrow Agent to disburse from the Escrow Amount to the NGC Indemnitees in accordance with the terms of the Escrow Agreement any amount equal to such Reimbursable Amount; PROVIDED, HOWEVER, that no disbursement shall be made to the NGC Indemnitees under the Escrow Agreement until the total of all Allowed Reimbursable Amounts exceeds the Threshold Amount. As used herein, the term "Threshold Amount" means $500,000 (except in the case of Allowed Reimbursable Amounts relating to either SECTION 4.9 or SECTION 4.13, which amounts shall not be included in determining whether the aggregate of Allowed Reimbursable Amounts exceeds $500,000 and where, in each case, the Allowed Reimbursable Amount need only exceed zero). Once the total of all Allowed Reimbursable Amounts exceeds the Threshold Amount, reduction of the Escrow Note or disbursement from the Escrow Amount, as applicable shall be made (including the amount within such threshold), up to the total amount of the Escrow Note or the total amount of the Escrow Amount then held by the Escrow Agent.

     (e)  If NGC shall give written notice of a Claim in accordance with
SECTION 10.2(a) of this Agreement and the Contesting Parties (regardless of the reason) have not reached agreement as to the Reimbursable Amount and given a joint written direction to the Escrow Agent in accordance with SECTION 10.2(d) with respect thereto within thirty (30) days after the date on which such notice is given by NGC (such date to be determined in accordance with SECTION 12.9 of this Agreement), any of the Contesting Parties may submit the Claim to arbitration under SECTION 10.4 of this Agreement and, in the absence of an agreement by the Contesting Parties and a joint written direction by them to the Escrow Agent with respect thereto prior to the completion of such arbitration, the arbitral award issued with respect to such Claim, when a copy thereof is filed with the Escrow Agent, shall govern the reduction of the Escrow Note or disbursement of the Escrow Amount on account of such Claim.

     (f) Recovery of Claims from the Escrow Note or the Escrow Amount pursuant to this SECTION 10.2 shall be the exclusive remedy after the date of this Agreement for any statement of essential facts in ARTICLE 4 of this Agreement being incorrect as of the date of this Agreement or as of the Closing Date, unless the Selling Stockholders had Knowledge on the date of this Agreement that such statement was incorrect.

     (g) The ability to recover from the Escrow Note or the Escrow Amount for a Claim, the Reimbursable Amount receivable under any such Claim and the time when such a Claim may be asserted shall not be reduced or otherwise affected by any investigation made at any time by or on behalf of NGC or EEC.

     Section 10.3   THIRD-PARTY CLAIMS.

     (a) To the extent a Claim for a Reimbursable Amount relates to a claim asserted by a person or entity not a party to this Agreement (a

"Third-Party Claim") and NGC gives notice of the assertion of such Claim in accordance with the provisions of SECTION 10.2(a) of this Agreement to the Escrow Agent and the Stockholders' Representative, then the Stockholders' Representative shall have the option, exercisable by giving notice to NGC within twenty (20) days after delivery of such notice by NGC, to control the defense of such Third-Party Claim. All expenses (including, without limitation, attorneys' fees) incurred by the Stockholders' Representative in connection with its assumption of control of the defense of a Third-Party Claim shall be paid by the Stockholders' Representative. So long as the Stockholders' Representative has not assumed the defense of a Third-Party Claim, then NGC shall have the right to control the defense of the Third-Party Claim.

     (b) The party with control of the defense may use counsel selected by it, but if the other party reasonably objects (within twenty (20) days after designation of the selected counsel, of which notice shall be promptly given to NGC or the Stockholders' Representative, as the case may be) on account of such counsel's representation or potential representation of the designating party in matters in which NGC's and the Stockholders' Representative's interests are adverse or potentially adverse, the designating party shall select other counsel free of any such adverse representation. The party with control of the defense shall have the right, in its discretion exercised in good faith and upon the advice of counsel, to settle such matter, either before or after the initiation of litigation, at such time and upon such terms as it deems fair and reasonable, provided that at least ten (10) days' prior notice shall be given to the other party of the intention to settle the Third-Party Claim, and provided further that the controlling party shall not agree to any settlement of such Third-Party Claim without the prior written consent of the other party, which consent shall not be unreasonably withheld. The non-controlling party will have the right to be represented by counsel, solely at its own expense. The controlling party shall keep the other party advised of the status of the Third-Party Claim and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto.

     (c) In the event of a Third-Party Claim, the parties hereto, and their directors, officers, employees and agents, shall cooperate fully with the other parties in the defense of such action, including, without limitation, revealing all information pertinent thereto which is within their control and by testifying for and on behalf of the defending party.

     (d) Unless otherwise agreed by the parties, any arbitration proceeding under SECTION 10.4 of this Agreement of a Claim for a Reimbursable Amount with respect to a Third-Party Claim shall be held in abeyance until the resolution of the Third-Party Claim in order to facilitate a determination as to the final amount of the Claim.

     Section 10.4   ARBITRATION.

     (a) Any dispute, controversy or claim arising out of or relating to this Agreement or its breach, interpretation, termination or validity, including any question whether a matter is subject to arbitration hereunder, is referred to herein as a "Dispute."

     (b) If the parties fail to settle any Dispute within thirty (30) days after any party has given notice to the other parties hereto of the claimed existence of a Dispute, the Dispute shall be resolved by a confidential, binding arbitration. All such Disputes shall be arbitrated in St. Louis, Missouri pursuant to the arbitration rules and procedures of J.A.M.S. Endispute before a panel of three arbitrators (one picked by NGC, one picked by the Stockholders' Representative and one picked by the first two arbitrators).

     (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction, and each party hereto consents and submits to the jurisdiction of such court for purposes of such action. The statute of limitations, estoppel, waiver, laches and similar doctrines, which would otherwise be applicable in any action brought by a party, shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for those purposes. The Federal Arbitration Act shall apply to the construction, interpretation and enforcement of this arbitration provision. Each party shall bear its own expenses (including without limitation the fees and expenses of legal counsel and accountants) in connection with such arbitration and NGC and the Stockholders' Agent shall each bear one-half of the arbitrators' fees and expenses, provided that the arbitral award shall allocate such fees and expenses of counsel, accountants, other advisors and the arbitrators according to the relative success of the Contesting Parties in the arbitration, as determined by the arbitrators. The arbitrators shall award an amount equal to the actual monetary damages suffered by each Contesting Party, which may include interest costs incurred by such party and, in the case of the Surviving Corporation, actual reductions in retail earnings before interest, taxes, depreciation and amortization for the period in which they occur, but the arbitrators shall not have the authority to award punitive damages.

     Section 10.5 ACCESS. In the event that a claim is made against the Selling Stockholders pursuant to this ARTICLE 10, the Company shall afford the Stockholders' Representative and the Selling Stockholders with reasonable access to the books and records of the Company Group reasonably necessary to assist the Selling Stockholders in reviewing the details of and, if necessary, of defending, such claim.

                              ARTICLE 11
                              DEFINITIONS

     Section 11.1 DEFINITIONS. The following indicates the location in this Agreement of other terms defined herein:

          DEFINED TERM                       LOCATION

          Action                               Sec. 3.5
          Agreement                            Introduction
          Allowed Reimbursable Amounts         Sec. 10.2(d)
          BKD                                  Sec. 4.11(a)
          Cash Component                       Sec. 1.7(b)
          Claim                                Sec. 10.2(a)

          Claim Expiration Date                Sec. 10.2(c)
          Closing                              Sec. 2.1
          Closing Date                         Sec. 2.1
          Code                                 Sec. 4.16(a)
          Company                              Introduction
          Company Common Stock                 Sec. 1.5, Sec. 4.3(a)
          Company Group                        Recitals
          Company Group Financial Statements   Sec. 4.17
          Company Material Adverse Effect      Sec. 4.6
          Company Plans                        Sec. 4.16(a)
          Confidentiality Agreement            Sec. 5.4
          Consent                              Sec. 3.3
          Contesting Parties                   Sec. 10.2(d)
          Credit Agreement                     Sec. 4.7
          Dispute                              Sec. 10.4(a)
          Dissenting Shares                    Sec. 1.6
          EEC                                  Introduction
          EEC Stock                            Sec. 1.5
          Effective Time                       Sec. 1.1(b)
          Empire Gas Contracts                 Sec. 4.24
          Empire Gas Lease                     Sec. 5.2(b)
          Employee pension benefit plan        Sec. 4.16(b)(vii)
          Encumbrances                         Sec. 4.10(a)
          Environmental Claim                  Sec. 4.13(d)(i)
          Environmental Law                    Sec. 4.13(a)
          Environmental Permits                Sec. 4.13(c)(i)
          ERISA                                Sec. 4.16(a)
          Escrow Agent                         Sec. 7.9
          Escrow Agreement                     Sec. 7.9
          Escrow Amount                        Sec. 1.5(h)
          Escrow Distribution Component        Sec. 1.7(c)
          Escrow Note                          Sec. 2.4
          Excluded Assets                      Sec. 5.1(c)
          Federal Power Act                    Sec. 3.3
          GAAP                                 Sec. 4.17
          Government Entity                    Sec. 3.3
          Hazardous Materials                  Sec. 4.13(a)
          HSR Act                              Sec. 3.3
          Improvements                         Sec. 4.10(c)
          Intellectual Property                Sec. 4.23
          Knowledge                            Sec. 12.8
          Laws                                 Sec. 4.12
          Leased Real Property                 Sec. 4.10(b)
          Lien                                 Sec. 4.3(a)
          Material Contracts                   Sec. 4.24
          Member                               Sec. 4.1
          Merger                               Sec. 1.1(a)
          Merger Price                         Sec. 1.7(a)
          Merger Price Components              Sec. 1.7(a)
          Multiemployer Plan                   Sec. 4.16(c)
          NGC                                  Introduction
          NGC Indemnitees                      Sec. 10.2
          NWPS                                 Sec. 5.10
          NWPS Common Stock                    Sec. 8.8
          Options                              Sec. 4.3(b)

          Owned Real Property                  Sec. 4.10(a)
          PBGC                                 Sec. 4.16(g)
          Pro Rata Share (Cash)                Sec. 1.5(h)
          Pro Rata Share (Escrow)              Sec. 1.5(h)
          Qualified Plan                       Sec. 4.16(a)
          Real Property                        Sec. 4.10(b)
          Reimbursable Amount                  Sec. 10.2(a)
          Related Parties                      Sec. 4.28
          Release                              Sec. 4.13(f)
          Selling Stockholders                 Introduction
          Stockholders' Representative         Sec. 1.5(h)
          Subsidiaries                         Recitals
          Surviving Corporation                Sec. 1.1(a)
          Surviving Corporation Common Stock   Sec. 1.5(a)
          Tax Audit                            Sec. 6.3(b)(i)
          Tax Returns                          Sec. 4.9(b)(i)
          Taxes                                Sec. 4.9(a)
          TBCA                                 Sec. 1.1(b)
          Third-Party Claim                    Sec. 10.3(a)
          Threshold Amount                     Sec. 10.2(d)
          Title IV Plan                        Sec. 4.16(b)(i)
          Warrants                             Sec. 8.8

     Section 11.2   CONSTRUCTION.  In this Agreement:

     (a)  Words importing the singular include the plural and vice versa;

     (b)  Words importing a gender include any gender;

     (c) Any reference to a part, clause, party, section, paragraph, article, annex, appendix, exhibit, schedule or other attachment is a reference to a part, clause, party, section, paragraph, article, annex, appendix, exhibit, schedule or other attachment to this Agreement unless, in any such case, the context requires otherwise;

     (d) A reference to any statute, regulation, ordinance or law includes all statutes, regulations, ordinances or laws varying or consolidating the same from time to time, and a reference to a statute includes all regulations, rules and ordinances issued or otherwise applicable under that statute;

     (e) A reference to a particular section, paragraph or other part of a particular statute shall be deemed to be a reference to any other section, paragraph or other part substituted therefor from time to time;

     (f) A reference to any person includes such person's successors and permitted assigns;

     (g) Words such as "hereunder," "hereto," "hereof" and "herein" and other words of similar import shall, unless the context requires otherwise, refer to this Agreement as a whole and not to any particular article, section, subsection, paragraph or clause hereof; and

     (h) References to "including" shall mean including without limitation and without limiting the generality of any description preceding such term.

                              ARTICLE 12
                          GENERAL PROVISIONS

     Section 12.1 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 12.2 BOOKS AND RECORDS. The parties hereto agree that, so long as any books, records and files relating to the business, properties, assets or operations of the Company Group, to the extent that they pertain to any period of time on or prior to the Closing Date, remain in existence and are available, the party having possession thereof shall make the same available for inspection and copying by any party hereto or its authorized representative at any time during business hours for the purpose of complying with regulatory requirements, meeting auditing needs, defending claims or fulfilling similar obligations for which such books, records or files are reasonably necessary.

     Section 12.3 COUNTERPARTY EFFECTIVENESS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

     Section 12.4 DESCRIPTIVE HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 12.5 ENTIRE AGREEMENT; NO ASSIGNMENT. This Agreement (including the Exhibits, Schedules and other documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings (other than those contained in the Confidentiality Agreement), both written and oral, among the parties or any of them, with respect to the subject matter hereof, including, without limitation, the transactions provided for herein, and
(b) shall not be assigned by any party hereto by operation of law or otherwise without the prior written consent of the other parties hereto.

     Section 12.6 EXPENSES. To the extent set forth on SCHEDULE 4.19, NGC and EEC shall pay and be responsible for all costs and expenses that the Selling Stockholders, the Company and each Member have incurred or will incur (in each case to the extent paid or accrued as of the Closing
Date) in connection with this Agreement and the transactions contemplated herein. NGC and EEC shall pay and be responsible for all costs and expenses they have incurred or will incur in connection with this Agreement and the transactions contemplated herein.

     Section 12.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee without giving effect to the provisions thereof relating to conflicts of law.

     Section 12.8 DEFINITION OF KNOWLEDGE. For purposes of this Agreement, the term "Knowledge" of the Selling Stockholders means (a) the actual knowledge of Stephen R. Plaster, Robert W. Wooldridge, Earl L. Noe or Larry A. Weis, or (b) the actual knowledge of Robert W. Plaster through August 8, 1996.

     Section 12.9 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given (a) in the case of a facsimile transmission, when received by recipient in legible form and sender has received an electronic confirmation of receipt of the transmissions; (b) in the case of delivery by a standard overnight carrier, upon the date of delivery indicated in the records of such carrier; (c) in the case of delivery by hand, when delivered by hand; or
(d) in the case of delivery by mail, upon the expiration date of five (5) business days after the day when mailed by first class registered or certified mail (postage prepaid, return receipt requested), or such earlier date as delivery is made by the postal service according to its records, addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

     (i)  If to NGC or EEC or, after the
          Effective Time, the Surviving
          Corporation, to or c/o, as the case may be:

          Northwestern Growth Corporation
          33 Third Street S.E.
          P. O. Box 1318
          Huron, South Dakota  57350-1318

          Telephone:     (605) 353-8200
          Facsimile:     (605) 353-8286

          Attention:  Richard R. Hylland, President

               with a copy to:

          Schiff Hardin & Waite
          7200 Sears Tower
          Chicago, Illinois  60606-6473

          Telephone:     (312) 876-1000
          Facsimile:     (312) 258-5600

          Attention:     Linda Jeffries Wight

     (ii) If to the Company or to the Selling
          Stockholders, in each case prior to
          the Effective Time, to or c/o, as the case may be:

          Empire Energy Corporation
          1700 South Jefferson
          Lebanon, Missouri   65536

          Telephone:     (417) 532-3101
          Facsimile:     (417) 532-8872

          Attention:     Stephen R. Plaster, President
               with a copy to:

          Wilmer, Cutler and Pickering
          2445 M Street, N.W.
          Washington, D.C.   20037

          Telephone:     (202) 663-6000
          Facsimile:     (202) 663-6363

          Attention:     Duane D. Morse, Esq.

     Section 12.10 SEVERABILITY; NO THIRD PARTY BENEFICIARIES. If any provision of this Agreement, or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable. Nothing in this Agreement, expressed or implied, is intended to confer upon any person not a party to this Agreement any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 12.11 WAIVER. At any time prior to the consummation of the Merger, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the essential statements of facts and/or representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     IN WITNESS WHEREOF, each of parties hereto has executed, or caused this Agreement to be executed on its behalf by its duly authorized representative, all as of the date first above written.

NORTHWESTERN GROWTH                EMPIRE ENERGY CORPORATION
CORPORATION


By:_________________________       By:___________________________

Name:                              Name:
Title:                             Title:


                                   SELLING STOCKHOLDERS:
EEC CO.
                                   Stephen R. Plaster Trust


By:__________________________      By:___________________________
Name:     Daniel K. Newell              Dolly F. Plaster, Trustee
Title:    Vice President

                                        _________________________
                                        Robert W. Wooldridge


                                        _________________________
                                        Earl L. Noe


                                        _________________________
                                        Luther Gill


                                        _________________________
                                        Larry A. Weis


                                        _________________________
                                        Floyd J. Waterman


                                        _________________________
                                        Charles Jones


                                        _________________________
                                        Paul E. Stahlman


                                        _________________________
                                        Tom Flak

                             SCHEDULE 8.8
                Description of Alternative to Warrants

     As provided in Section 8.8 of the Merger Agreement, in the event that NWPS is unable to obtain the necessary authority under the Federal Power Act to issue the Warrants and the NWPS Common Stock issuable upon exercise of the Warrants, NGC will provide the Selling Stockholders and the Option holders with a phantom stock plan that will provide the Selling Stockholders and the Option holders (upon exercise) with a cash payment equal to the net amount that would have been realized by a Warrantholder upon cash exercise of the Warrants and immediate resale of the NWPS Common Stock subject thereto. As an example, if the Exercise Price for the Warrants (had they been issued) would have been $40.00, and the NWPS Common Stock is trading at $50.00 on the date on which the Selling Stockholder or the Option holder elects to be cashed out (which date must fall during what would have been the Exercise Period had the Warrants been issued), the Selling Stockholder or the Option holder would be entitled to a cash payment from NGC equal to $10.00 per share of the NWPS Common Stock that would have been acquired upon such exercise. In addition, the phantom stock plan will provide that, in lieu of cash exercise, a holder of a phantom right may elect to surrender some or all of such holder's phantom rights in exchange for a cash payment from NGC equal to the value on the date of surrender that an investment banking firm retained by NGC (and reasonably satisfactory to the holder making such election) would assign to such right if it was a warrant having the same terms as the proposed Warrants.

                             SCHEDULE 5.12
List of Individuals for Whom Employment  Agreement  Amendments  are to be
Sought

Kermit M. Clay
David Dean, Jr.
William DePriest
Wayne Fatum
Thomas Flak
Frank Floyd
Robert Galipoli
Luther Gill
Dwight R. Gilpin
Charles R. Jones
Byron Marshall
Kevin B. Moran
Earl L. Noe
Lonnie Peterson
Steven G. Politte
Stephen R. Plaster
Theresa Rector
Paul E. Stahlman
Floyd J. Waterman
Larry A. Weis
Robert L. Wooldridge

                         STANDSTILL AGREEMENT

     This Standstill Agreement (this "Agreement"), dated as of October 7, 1996, is entered into between Northwestern Public Service Company, a Delaware corporation ("NPS"), and the stockholder of Empire Energy Corporation, a Tennessee corporation (the "Company"), named on the signature page hereof (the "Principal Stockholder"), with respect to the following circumstances:

     A. Northwestern Growth Corporation, a South Dakota corporation which is a wholly-owned subsidiary of NPS ("NGC"), EEC Co., a Tennessee corporation which is a wholly-owned subsidiary of NGC, the Company, the Principal Stockholder and the other stockholders of the Company (the Principal Stockholder and such other stockholders being referred to collectively as the "Selling Stockholders") have entered into that certain Agreement and Plan of Merger dated as of September 6, 1996 (the "Merger Agreement") under which NGC is to acquire the Company and its subsidiaries by the merger provided for therein (the "Merger").

     B. The execution and delivery of this Agreement is necessary to satisfy an essential pre-condition to the closing of the Merger under the Merger Agreement by the Company and the Selling Stockholders.

     C. NPS is willing to issue the Warrants (hereinafter defined), and the shares of its common stock issuable upon the exercise of the Warrants, subject to the agreements and restrictions contained in this Agreement, which NPS believes to be in the best interest of NPS and the other holders of its securities.

     NOW, THEREFORE, in consideration of the premises recited above, the agreements exchanged here and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                               ARTICLE 1
                        AUTHORIZATION; ISSUANCE

     Section 1.1 AUTHORIZATION UNDER FEDERAL POWER ACT; OTHER ACTION. NPS shall promptly make all filings required to obtain, and make its reasonable and diligent effort to obtain as soon as possible, all authorizations under Section 204 of the Federal Power Act necessary for the valid issuance by NPS of both the warrants required to be issued by
Section 8.8 of the Merger Agreement (the "Warrants"), and the shares of common stock of NPS, par value $3.50 per share (the "NPS Common Stock"), issuable upon exercise of the Warrants; and to obtain the listing on the New York Stock Exchange ("NYSE"), subject to official notice of issuance, of such shares of NPS Common Stock.

     Section 1.2 ISSUANCE. Subject to obtaining (a) all authorizations under Section 204 of the Federal Power Act necessary for the valid issuance by NPS of the Warrants and the shares of NPS Common Stock issuable upon exercise of the Warrants, and (b) the listing on the NYSE, subject to official notice of issuance, of the shares of NPS Common Stock issuable upon the exercise of the Warrants, NPS shall issue the Warrants in the amounts, to the parties and at the times required by
Section 8.8 of the Merger Agreement, with the obligation of NPS under this ARTICLE 1 being enforceable by the Principal Stockholder, and by each and all other persons or entities entitled to receive Warrants in accordance with Section 8.8 of the Merger Agreement, as third party beneficiaries of this Agreement. The date of issuance of the Warrants is referred to herein as the "Warrant Issuance Date."

                               ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES

     Section 2.1 REPRESENTATIONS AND WARRANTIES OF NPS. NPS hereby represents and warrants to the Principal Stockholder as follows:

          (a) NPS has full legal right, power and authority to enter into and, subject to obtaining the authorizations and listing referred to in SECTION 1.1, perform this Agreement. The execution and delivery of this Agreement by NPS and the consummation by NPS of the transactions contemplated hereby have been duly authorized by all necessary corporate action on behalf of NPS. This Agreement is a valid and binding obligation of NPS, enforceable against NPS in accordance with the terms hereof, except that such enforcement may be subject to (i) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          (b) Neither the execution and delivery of this Agreement by NPS nor the consummation by NPS of the transactions contemplated hereby conflicts with or constitutes a violation of or default under the certificate of incorporation or by-laws of NPS, any statute, law, regulation, order or decree applicable to NPS, or any Material Contract, to which NPS is a party or by which NPS is bound. For purposes of the preceding sentence, "Material Contract" shall mean each indenture, loan agreement, contract, agreement or arrangement, as each of the same shall have been amended to date, filed as an exhibit to, or incorporated by reference in, the most recent Annual Report to the SEC on Form 10-K of the Company or any report filed since the date of such report with the SEC under Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

     Section 2.2    REPRESENTATIONS AND WARRANTIES OF PRINCIPAL
STOCKHOLDER. The Principal Stockholder hereby represents and warrants to NPS as follows:

          (a) It has full legal right, power and authority to enter into and perform this Agreement; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by it have been duly authorized by or for it; and this Agreement is a valid and binding obligation of it, enforceable against it in accordance with the terms hereof, except that such enforcement may be subject to (i) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and
     (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          (b) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, by it conflicts with or constitutes a violation of or default under any statute, law, regulation, order or decree applicable to it, or any contract, commitment, agreement, arrangement or restriction of any kind to which it is a party or by which it is bound.

                               ARTICLE 3
                     LIMITATIONS AND RESTRICTIONS

     Section 3.1 RESTRICTIONS ON CERTAIN ACTIONS BY PRINCIPAL STOCKHOLDER. The Principal Stockholder agrees with NPS that, during the term of this Agreement, it will not, nor will it permit any of its affiliates or associates (as such terms are used in Rule 12b-2 of the Exchange Act, these terms to have such meaning throughout this Agreement) from and after the date that the person or entity becomes such an affiliate or associate, unless in any such case specifically invited to do so by the Board of Directors of NPS, to do any of the following:

          (a) Acquire, announce an intention to acquire, offer or propose to acquire, solicit an offer to sell or agree to acquire by purchase, by gift, by joining a partnership, limited partnership, syndicate or other "group" (as such term is used in Section 13(d)(3) of the Exchange Act, such term to have such meaning throughout this Agreement) or otherwise, any (i) assets, businesses or properties of NPS other than in the ordinary course of business, or (ii) shares of NPS Common Stock or any securities convertible into, exchangeable for or exercisable for NPS Common Stock (all such securities and NPS Common Stock, collectively "NPS Voting Securities") (other than the shares of NPS Common Stock issuable upon exercise of the Warrants) if either (A) the effect of such acquisition would be to increase the aggregate number of shares of NPS Common Stock then beneficially owned, directly or indirectly, by the Principal Stockholder and its affiliates and associates to greater than the number of shares of NPS Common Stock which then represents 5.0% of the voting power of the securities of NPS outstanding and entitled to vote for the election of directors of NPS in a general election thereof, or (B) the Principal Stockholder and its affiliates and associates at the time already beneficially own, directly or indirectly, a number of shares of NPS Common Stock which represents 5.0% or more of such voting power, in either case calculated as if the Warrants held by the Principal Stockholder and its affiliates and associates were exercised, whether or not then exercisable (such 5.0% limitation being hereinafter referred to as the "Percentage Limitation");

          (b) Participate in the formation or encourage the formation of, or join or in any way participate with, any "person" (as such term is used in Section 13(d)(3) of the Exchange Act and Section 2(2) of the Securities Act of 1933 (the "Securities Act"), such term to have such meaning throughout this Agreement) which owns or seeks to acquire beneficial ownership of NPS Voting Securities;

          (c) Solicit, make or participate in any way in any "solicitation" of "proxies" or become a "participant" in any "election contest" (as such terms are defined or used in Regulation 14A under the Exchange Act, these terms to have such meaning throughout this Agreement) with respect to NPS;

          (d) Initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals with respect to NPS or induce or attempt to induce any other person to initiate any stockholder proposal;

          (e) Seek election to or seek to place a representative on the Board of Directors of NPS, or seek the removal of any member of the Board of Directors of NPS;

          (f) Call or seek to have called any meeting of the stockholders of NPS;

          (g) Deposit any NPS Voting Securities in a voting trust or, except as specifically contemplated by this Agreement, subject them to a voting agreement or other agreement or arrangement with respect to the voting of such NPS Voting Securities;

          (h) Otherwise act, directly or indirectly, alone or in concert with others, to seek to control, direct or influence the management, Board of Directors, policies or affairs of NPS or solicit, propose, seek to effect or negotiate with any other person (including, without limitation, NPS) with respect to any form of business combination or other extraordinary transaction with NPS or any of its subsidiaries or any other affiliate of NPS, or with respect to any restructuring, recapitalization, similar transaction or other transaction not in the ordinary course of business with respect to NPS or any of its subsidiaries or any other affiliate of NPS, solicit, make or propose, encourage or negotiate with any other person with respect to, or announce an intent to make, any tender offer or exchange offer for any securities of NPS or any of its subsidiaries or any other affiliate of NPS, or publicly disclose an intent, purpose, plan or proposal with respect to NPS or any of its subsidiaries, or any securities or assets of NPS or any of its subsidiaries or any other affiliate of NPS, inconsistent with the provisions of this Agreement (including an intent, purpose, plan or proposal that would require NPS to waive the benefit of or amend any provision of this Agreement, or is conditioned upon such waiver or amendment) or assist, participate in, facilitate, encourage or solicit any effort or attempt by any person to do or seek to do any of the foregoing;

          (i) Encourage or render advice to or make any recommendation or proposal to any person or other entity to engage in any of the actions covered by this SECTION 3.1.

     Section 3.2 VOTING. In connection with all matters subject to the vote of security holders of NPS during the term of this Agreement, the Principal Stockholder shall, and shall direct its associates and affiliates to, vote all NPS Voting Securities owned by them (a) in accordance with the recommendation of NPS' Board of Directors with respect to each such matter, or (b) in the absence of such a recommendation, in the same proportion as the votes cast by all other holders of NPS Voting Securities with respect to such matter.

     Section 3.3 RESTRICTIONS ON TRANSFER. During the term of this Agreement, neither the Principal Stockholder nor any of its affiliates or associates shall sell, assign, transfer, grant an option with respect to or otherwise dispose of any interest in (or enter into an agreement, arrangement or understanding with respect to the foregoing) (individually and collectively, "Sell") any NPS Voting Securities, except for the following dispositions which, to the extent provided in SECTION 4.1, are subject to the right of first refusal specified in SECTION 4.1:

          (a) The Principal Stockholder and/or its affiliates and associates may Sell to any single person or group NPS Voting Securities in privately negotiated transactions, or any blocks of NPS Voting Securities in brokerage transactions, if either (1) such single person or group agrees in writing to be bound by the provisions of this Agreement (provided that the transferor of such NPS Voting Securities shall continue to remain bound by the terms of this Agreement) or (2) the aggregate number of shares of NPS Common

     Stock (assuming the exercise, conversion or exchange of all such NPS Voting Securities, other than NPS Common Stock, into shares of NPS Common Stock) would represent a number of shares of NPS Common Stock constituting not more than 1.0% of the then outstanding shares of NPS Common Stock; PROVIDED, HOWEVER, that neither the Principal Stockholder nor any of its affiliates or associates shall Sell any NPS Voting Securities to a person in a transaction described in, and otherwise permitted by, this SECTION 3.3(a) if the Principal Stockholder knows that such acquiring party would hold NPS Voting Securities representing, in the aggregate (assuming exercise, conversion or exchange of such NPS Voting Securities, other than NPS Common Stock, into shares of NPS Common Stock), 5.0% or more of the then outstanding shares of NPS Common Stock following such sale or other transfer; and

          (b) The Principal Stockholder and/or its affiliates and associates may Sell NPS Voting Securities (i) pursuant to a transaction approved in writing by NPS; (ii) pursuant to a "qualifying offer" (as hereinafter defined); (iii) in a transfer made by the Principal Stockholder to any majority owned affiliate of the Principal Stockholder which agrees in writing to be bound by the provisions of this Agreement (provided that the transferor of such NPS Voting Securities shall continue to remain bound by the terms of this Agreement); (iv) pursuant to a bona fide pledge of NPS Voting Securities by the Principal Stockholder or any of its affiliates or associates as security for bona fide indebtedness to a brokerage firm or financial institution not affiliated with the Principal Stockholder or any of its affiliates or associates for money borrowed or pursuant to such pledge by such pledgee; (v) in "brokers transactions" (as such term is defined in Rule 144(g) under the Securities Act, which definition shall apply for all purposes of this Agreement) on the NYSE, or if any particular series or class of NPS Voting Securities is not listed on the NYSE, on the principal national securities exchange on which such NPS Voting Securities are listed or admitted to trading, and if not so listing or admitted, in the over-the-counter market, subject in all cases to the volume limitations presently set forth in Rule 144(e)(1) under the Securities Act; (vi) in a registered public offering pursuant to the terms of the Warrants; or (vii) as a result of a merger, consolidation, share exchange or liquidation of the Principal Stockholder (if a corporate entity or other entity to which such transactions are applicable) in which the Principal Stockholder is not the survivor, provided that the surviving or successor entity and each entity that "controls" (as such term is defined in Rule 405 of the Securities Act,) the surviving or successor entity agrees in writing with NPS to be bound by the provisions of this Agreement.

For purposes of this Agreement, a "qualifying offer" shall mean (i) any tender offer or exchange offer commenced by NPS for any NPS Voting Securities; or (ii) any acquisition transaction involving any NPS Voting Securities proposed by a person or entity other than NPS (A) which is approved by, or not opposed by, the Board of Directors of NPS, (B) where such third party offeror already owns at least 50% of the outstanding NPS Voting Securities, or (C) which is a bona fide tender offer or exchange offer that is commenced by a third party offeror at a price per share greater than the closing price per share on the NYSE, or if the NPS Common Stock is not listed on the NYSE, the principal securities exchange on which the NPS Common Stock is then traded on the last trading day prior to the first public announcement of such offer, if such third party offer is contingent upon beneficial ownership of 50% or more of the shares of NPS Common Stock then outstanding.

     Section 3.4 DISPOSITIONS IN CERTAIN EVENTS. If the Principal Stockholder or any affiliate or associate of the Principal Stockholder acquires any NPS Voting Securities in violation of this Agreement, it will immediately dispose of such NPS Voting Securities to persons which are not affiliates or associates of the Principal Stockholder in a manner permitted by SECTION 3.3; PROVIDED, HOWEVER, that NPS may also pursue any other available remedy to which it may be entitled as a result of such violation.

                               ARTICLE 4
                        RIGHT OF FIRST REFUSAL

     Section 4.1 RIGHT OF FIRST REFUSAL FOR CERTAIN SALES. In the event that the Principal Stockholder desires to Sell all or part of its holdings of NPS Voting Securities (the "Shares") pursuant to the terms of
SECTION 3.3(a) or pursuant to a qualifying offer (other than a qualifying offer that is a tender offer or exchange offer commenced by NPS for any NPS Voting Securities) and the Principal Shareholder either receives a bona fide offer from a third party (whether either initiated by such third party or given by such third party in response to an offer from the Principal Stockholder) to buy the Shares, NPS shall first be given the opportunity, in the following manner, to purchase (or cause an entity, person or group designated by NPS to purchase) all, but not less than all, of such Shares:

          (a) The Principal Stockholder shall deliver a written notice given in accordance with Section 5.7 (the "Notice") to NPS of such intention, describing the specific offer to purchase the Shares, identifying the offeror and the proposed price of the Shares, and setting forth the other terms and conditions of such offer and, if in writing, a copy of such offer shall be attached to the Notice.

          (b) NPS shall have the right for 5 business days after receipt of the Notice, exercisable by written notice given in accordance with SECTION 5.7, to elect to purchase (or to designate an entity, person or group to purchase) all, but not less than all, of the Shares specified in the Notice for cash at the price set forth therein and upon any terms and conditions contained in any offer attached to the Notice. If the purchase price specified in the Notice includes any property other than cash, the purchase price shall be deemed to be the amount of any cash included in the purchase price plus the value (as may be mutually agreed by the Principal Stockholder and NPS, or, if they are unable to agree, as determined by an independent, nationally recognized investment banking firm mutually selected by the Principal Stockholder and NPS, the fees and expenses of which firm shall be borne equally by the Principal Stockholder and NPS) of the other property included in the price; and in such event NPS' notice of exercise of the right to elect to purchase provided for herein shall set forth the purchase price so determined and such notice of exercise shall not be due until five business days after such determination is made.

          (c) If NPS does not exercise its right to elect to purchase within 5 business days from the receipt of the Notice (or five business days after the determination of the value of property, if applicable), the Principal Stockholder shall be free to sell or agree to sell the Shares specified in the Notice to the third party making the offer described in the Notice, at the price specified therein or at any price in excess thereof and on the other terms and conditions specified in the Notice. If the Principal Stockholder shall not so sell all of the Shares within 10 business days, the provisions of this Agreement (including, without limitation, this SECTION 4.1) shall thereafter apply to the Shares not so sold.

          (d)  If NPS exercises its right to purchase specified in
     SECTION 4.1(b), the closing of the purchase of the Shares shall take place within 5 business days after receipt by the Principal Stockholder of the notice of exercise at a place, time and date specified by NPS in such notice. At the closing, NPS shall deliver to the Principal Stockholder cash or immediately available funds in an amount equal to the purchase price set forth in the Notice, and the Principal Stockholder shall deliver to NPS certificates representing the Shares, duly endorsed in blank or accompanied by stock powers duly executed, in either case with signatures guaranteed, and otherwise in form acceptable for transfer of the Shares on the books of the issuer of the Shares, together with all necessary stock transfer stamps.

     Section 4.2 RIGHT OF FIRST REFUSAL FOR PUBLIC OFFERING. In the event that the Principal Stockholder desires to Sell all or part of its holding of NPS Voting Securities (the "Offered Shares") pursuant to the terms of SECTION 3.3(b)(vi), NPS shall have the right to purchase (or cause an entity, person or group designated by NPS to purchase) all, but not less than all, of such Offered Shares at the net price per share that the Principal Stockholder would have received in the public offering. If NPS exercises its right to purchase specified in this SECTION 4.2, the closing of the purchase of the Offered Shares shall take place at the time of the closing of the public offering at a place specified by NPS. At the closing, NPS shall deliver to the Principal Stockholder cash or immediately available funds in an amount equal to the purchase price for the Offered Shares, and the Principal Stockholder shall deliver to NPS certificates representing the Offered Shares, duly endorsed in blank or accompanied by stock powers duly executed, in either case with signatures guaranteed, and otherwise in form acceptable for transfer of the Offered Shares on the books of the issuer of the Offered Shares, together with all necessary stock transfer stamps.

     Section 4.3 LEGEND REMOVAL. In the event of a sale of securities by the Principal Stockholder in accordance with SECTION 4.1(c) to a person other than NPS, the securities sold shall be free from any restrictions in this Agreement as of the date of such sale, and NPS shall cause to be removed any legend on the certificates representing the securities which relates to the restrictions in this Agreement.

                               ARTICLE 5
                             MISCELLANEOUS

     Section 5.1 INTERPRETATION. For all purposes of this Agreement, the term NPS Common Stock shall include any securities of NPS entitled to vote generally for the election of directors of NPS and any securities the holders of NPS Common Stock shall have received or as a matter of right be entitled to receive as a result of (a) any capital reorganization or reclassification of the capital stock of NPS, (b) any consolidation, merger or share exchange of NPS with or into another corporation, or (c) any sale of all or substantially all the assets of NPS.

     Section 5.2    ENFORCEMENT.

          (a) The parties hereto acknowledge and agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically its provisions in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or in equity.

          (b) No failure or delay on the part of either party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     Section 5.3 ENTIRE AGREEMENT. This Agreement supersedes all prior agreements between the parties hereto with respect to the subject matter of this Agreement, and constitutes the entire understanding of the parties with respect to the subject matter hereof. This Agreement may be amended only by an agreement in writing executed by all the parties hereto.

     Section 5.4 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, the remaining provisions shall remain in full force and effect. It is declared to be the intention of the parties that they would have executed the remaining provisions without including any that may be declared unenforceable.

     Section 5.5 HEADINGS. Descriptive headings herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

     Section 5.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, and each such executed counterpart will be an original instrument.

     Section 5.7 NOTICES. All notices, consents, requests, instructions, approvals and other communications provided for in this Agreement and all legal process in regard to this Agreement will be validly given, made or served, if in writing and delivered personally, or sent by telecopy (except for legal process) or sent by registered mail postage paid, as follows:

     If to NPS, to:

          Northwestern Public Service Company
          33 Third Street S.E.
          Huron, South Dakota  57350-1318
          Telecopy Number: (605) 353-8286
          Attn:     Richard R. Hylland

     If to the Principal Stockholder, to:

          Empire Energy Corporation
          1700 South Jefferson Street
          Lebanon, Missouri  65536
          Telecopy Number: (417) 532-8872
          Attn:     Stephen R. Plaster

or to such other address or telecopy number as either party hereto may, from time to time, designate in a written notice given in a like manner. Notice or other document sent by telecopy shall be deemed delivered on the day telephone confirmation of receipt is given; notice or other document sent by personal delivery or registered mail as aforesaid shall be validly given, made or serviced when received by the addressee.

     Section 5.8 SUCCESSORS AND ASSIGNS. This Agreement shall bind the successors and assigns of the parties, and inure to the benefit of any successor or assign of any of the parties; PROVIDED, HOWEVER, that no party may assign this Agreement without the other party's prior written consent.

     Section 5.9 TERM. The provisions of this Agreement shall continue in full force and effect from the date of this Agreement until (a) if all Warrants are exercised prior to the date which is three years after the Warrant Issuance Date, the date which is five years after the Warrant Issuance Date, (b) if the last Warrant is exercised after the date which is three years after the Warrant Issuance Date, two years after the date of such last exercise, or (c) if any Warrant remains unexercised on the date which is five years after the Warrant Issuance Date, the date which is seven years after the Warrant Issuance Date, at which time this Agreement shall expire and cease to be of any further force or effect. Notwithstanding the foregoing, this Agreement shall expire and cease to be of any further force or effect (i) at such time as the Principal Stockholder and its affiliates and associates shall cease to beneficially own, directly or indirectly, a number of shares of NPS Common Stock which represents 1.0% or more of such voting power, calculated as if the Warrants held by the Principal Stockholder and its affiliates and associates were exercised, whether of not then exercisable, or (ii) in the event that the individuals who, as of the date of this Agreement, constitute the Board of Directors of NPS (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; PROVIDED, HOWEVER, that any individual becoming a director subsequent to the date of this Agreement whose election, or nomination for election by NPS' stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board.

     Section 5.10 GOVERNING LAW. This Agreement will be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

NORTHWESTERN PUBLIC SERVICE        STEPHEN R. PLASTER TRUST
  COMPANY


By:_________________________       By:___________________________
Name:                                   Dolly F. Plaster, Trustee
Title:

                WARRANT ISSUANCE AND EXCHANGE AGREEMENT

     This Warrant Issuance and Exchange Agreement (this "Agreement"), dated as of October 7, 1996, is entered into among Northwestern Public Service Company, a Delaware corporation ("NPS"), and the stockholders of Empire Energy Corporation, a Tennessee corporation (the "Company"), named on the signature page hereof (the "Selling Stockholders"), with respect to the following circumstances:

     A. Northwestern Growth Corporation, a South Dakota corporation which is a wholly-owned subsidiary of NPS ("NGC"), EEC Co., a Tennessee corporation which is a wholly-owned subsidiary of NGC, the Company and the Selling Stockholders have entered into that certain Agreement and Plan of Merger dated as of September 6, 1996 (the "Merger Agreement") under which NGC is to acquire the Company and its subsidiaries by the merger provided for therein (the "Merger").

     B. Section 8.8 of the Merger Agreement provides that NPS shall deliver to each of the Selling Stockholders and each of the holders of "Options" (as defined in the Merger Agreement) warrants to purchase shares of common stock, $3.50 per share, of NPS (the "NPS Common Stock") in substantially the form of Exhibit 8.8(b) to the Merger Agreement (the "Warrants"), subject to the issuance by the Federal Energy Regulatory Commission of a final order authorizing the issuance of the Warrants and the NPS Common Stock issuable upon exercise of the Warrants.

     C. By their terms, the Warrants are not exercisable prior to the date which is one year following the date of issuance (the "Initial Cash Exercise Date"). The Selling Stockholders have required, as a condition to the closing of the Merger, that NPS agree to provide each Selling Stockholder or holder of Options (collectively, the "Warrantholders") with the right to (a) exchange its or his Warrants for shares of NPS Common Stock prior to the Initial Cash Exercise Date, and (b) put to NPS the shares of NPS Common Stock issued to such Warrantholder in exchange for his Warrants.

     D. NPS is willing to offer to exchange the Warrants for shares of NPS Common Stock, and to grant such put right to any Warrantholder who elects to exchange his Warrants as provided herein, subject to the agreements and restrictions contained in this Agreement, which NPS believes to be in the best interest of NPS and the other holders of its securities.

     NOW, THEREFORE, in consideration of the premises recited above, the agreements exchanged here and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                               ARTICLE 1
                ISSUANCE OF WARRANTS; OFFER TO EXCHANGE

     Section 1.1 ISSUANCE OF WARRANTS. Subject to obtaining (a) all authorizations under Section 204 of the Federal Power Act necessary for the valid issuance by NPS of the Warrants and the shares of NPS Common Stock issuable upon exercise of the Warrants, and (b) the listing on the New York Stock Exchange, subject to official notice of issuance, of the shares of NPS Common Stock issuable upon the exercise of the Warrants, NPS shall issue the Warrants in the amounts, to the parties and at the times required by Section 8.8 of the Merger Agreement.

     Section 1.2 OFFER TO EXCHANGE. Subject to the terms and conditions hereof, at any time on or after 9:00 a.m., local time in Huron, South Dakota, from and after the date on which the Warrants are issued to the Warrantholders (the "Issuance Date") and before 5:00 p.m., local time in Huron, South Dakota, on the date that is thirty (30) days after the Issuance Date (or, if such day is not a "Business Day" (as herein defined), at or before 5:00 p.m., local time in Huron, South Dakota, on the next following Business Day) (such period of time being hereinafter referred to as the "Exchange Period"), NPS will provide to each Warrantholder, in exchange for all (but not less than all) of the Warrants held by such Warrantholder, the number of fully paid and non-assessable shares of NPS Common Stock equal to the quotient obtained by dividing (a) the number of shares of Common Stock purchasable upon exercise of all of the Warrants held by such Warrantholder, by (b) 14.5. As used herein, the term "Business Day" means a day other than a Saturday, Sunday or other day on which banks in the State of South Dakota are authorized by law to remain closed.

                               ARTICLE 2
                   PROCEDURE FOR EXCHANGE OF SHARES

     Section 2.1 PRESENTATION. Each Warrantholder may exchange his Warrant for NPS Common Stock during the Exchange Period as provided in
Section 1.2 by presentation and surrender of his Warrant to NPS at its

Operations Center at 600 Market Street, Huron, South Dakota 57350 with the Subscription Form annexed hereto duly executed. Each Warrantholder who elects to exchange his Warrants for NPS Common Stock pursuant to this Agreement is referred to herein as an "Exchanging Warrantholder."

     Section 2.2 ISSUANCE OF SHARES. Upon receipt of any Exchanging Warrantholder's Warrant with the Subscription Form fully executed, (a) NPS shall cause to be issued certificates for the total number of whole shares of NPS Common Stock for which the Warrant is being exchanged in such denominations as are requested for delivery to such Exchanging Warrantholder, and NPS shall thereupon deliver such certificates to such Exchanging Warrantholder, and (b) such Exchanging Warrantholder shall be deemed to be the holder of record of the shares of NPS Common Stock issuable upon such exchange, notwithstanding that the stock transfer books of NPS shall then be closed or that certificates representing such shares of NPS Common Stock shall not then be actually delivered to such Exchanging Warrantholder. If at the time any Warrant is exchanged hereunder, a "Registration Statement" (as defined in the Warrants) is not in effect to register under the Securities Act of 1933, as amended (the "Securities Act"), the shares of NPS Common Stock issuable upon such exchange, NPS may require the Exchanging Warrantholder to make such representations, and may place such legends on certificates representing the shares of NPS Common Stock, as may be reasonably required in the opinion of counsel to NPS to permit the shares of NPS Common Stock to be issued without such registration.

     Section 2.3 RESERVATION OF SHARES. NPS hereby agrees that at all times there shall be reserved for issuance and delivery upon exchange of the Warrants such number of shares of NPS Common Stock as are from time to time issuable upon exchange of the Warrants. All such shares of NPS Common Stock shall be duly authorized, and when issued upon such exchange, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances of any kind and free and clear of all preemptive rights.

     Section 2.4 FRACTIONAL SHARES. NPS shall not be required to issue any fraction of a share of its capital stock in connection with the exchange of Warrants provided for herein, and in any case where an Exchanging Warrantholder would, except for the provisions of this Section 2.4, be entitled under the terms of this Agreement to receive a fraction of a share upon the exchange of his Warrants, NPS shall, upon the exchange of such Warrants, issue the largest number of whole shares issuable upon exchange of such Warrant, and NPS shall make a cash payment to such Exchanging Warrantholder in an amount equal to the fair market value (determined as provided in Section 3.1(e) of the Warrants as of the date of issuance) of such fraction of a share to which such Exchanging Warrantholder would otherwise be entitled.

     Section 2.5 LISTING. Prior to the issuance of any shares of NPS Common Stock in exchange for any Warrant, NPS shall use its best efforts to cause such shares of NPS Common Stock to be listed upon each national securities exchange or included in each automated quotation system, if any, upon which shares of NPS Common Stock are then listed or quoted (subject to official notice of issuance upon exchange of such Warrant) and shall maintain, so long as any other shares of NPS Common Stock shall be so listed or quoted, such listing or quotation of all shares of NPS Common Stock from time to time issuable upon the exchange of the Warrants.

     Section 2.6 TAXES. Any Exchanging Warrantholder who exchanges his Warrant for NPS Common Stock as provided herein shall be responsible for the payment of federal or state withholding taxes, if any, required to be paid by such Exchanging Warrantholder in connection with such exchange.

                               ARTICLE 3
                              PUT OPTION

     Section 3.1 RIGHT TO PUT SHARES TO NPS. So long as any shares of NPS Common Stock issued to an Exchanging Warrantholder in exchange for his Warrants as provided herein are not registered under the Securities Act or are not permitted to be sold pursuant to Rule 144 (or any successor provision) under the Securities Act, the following provisions shall apply to the shares of NPS Common Stock issued to such Exchanging Warrantholder hereunder:

          (a) An Exchanging Warrantholder may require NPS (or an entity, person or group designated by NPS) to purchase some or all of such shares of NPS Common Stock by delivering a written notice (the "Put Notice") to NPS that expresses such Exchanging Warrantholder's request that NPS purchase such shares of NPS Common Stock from the Exchanging Warrantholder pursuant to this Section 3.1.

          (b) The purchase price for each share of NPS Common Stock that is the subject of a Put Notice shall be the fair market value per share of NPS Common Stock (determined as provided in Section 3.1(e) of the Warrants) as of the date the Put Notice is delivered to NPS.

          (c) The closing of the purchase of the shares of NPS Common Stock specified in the Put Notice shall take place within 10 business days after receipt by NPS of the Put Notice at a place, time and date specified by NPS. At the closing, NPS shall deliver to such Exchanging Warrantholder cash or immediately available funds in an amount equal to the aggregate purchase price provided for in
     Section 3.1(b), and such Exchanging Warrantholder shall deliver to NPS certificates representing the shares of NPS Common Stock, duly endorsed in blank or accompanied by stock powers duly executed, in either case with signatures guaranteed, and otherwise in form acceptable for transfer of the Shares on the books of NPS, together with all necessary stock transfer stamps.

     Section 3.2 SHARES OF NPS COMMON STOCK NOT REGISTRABLE SECURITIES. In light of the special benefits granted to the Exchanging Warrantholders (including, without limitation, the put rights provided for in Section 3.1), the shares of NPS Common Stock issued to an Exchanging Stockholder pursuant to the terms of this Agreement shall not constitute "Registrable Securities" (as defined in the Warrants) and, accordingly, such shares of NPS Common Stock shall not be entitled to certain benefits that would have been afforded to a holder thereof by the terms of the Warrants (including, without limitation, the registration rights provided for in Article 6 of the Warrants) in the absence of such exchange.

                               ARTICLE 4
                             MISCELLANEOUS

     Section 4.1 REPRESENTATIONS AND WARRANTIES. NPS hereby represents and warrants as follows:

          (a) NPS has full legal right, power and authority to enter into and, subject to obtaining the authorizations and listing referred to in SECTION 1.1, perform this Agreement. The execution and delivery of this Agreement by NPS and the consummation by NPS of the transactions contemplated hereby have been duly authorized by all necessary corporate action on behalf of NPS. This Agreement is a valid and binding obligation of NPS, enforceable against NPS in accordance with the terms hereof, except that such enforcement may be subject to (i) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          (b) Neither the execution and delivery of this Agreement by NPS nor the consummation by NPS of the transactions contemplated hereby conflicts with or constitutes a violation of or default under the certificate of incorporation or by-laws of NPS, any statute, law, regulation, order or decree applicable to NPS, or any Material Contract, to which NPS is a party or by which NPS is bound. For purposes of the preceding sentence, "Material Contract" shall mean each indenture, loan agreement, contract, agreement or arrangement, as each of the same shall have been amended to date, filed as an exhibit to, or incorporated by reference in, the most recent Annual Report to the SEC on Form 10-K of the Company or any report filed since the date of such report with the SEC under Section 13 of the Securities Exchange Act of 1934.

     Section 4.2 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof. This Agreement may be amended only by an agreement in writing executed by all the parties hereto.

     Section 4.3 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, the remaining provisions shall remain in full force and effect. It is declared to be the intention of the parties that they would have executed the remaining provisions without including any that may be declared unenforceable.

     Section 4.4 HEADINGS. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement.

     Section 4.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, and each such executed counterpart will be an original instrument.

     Section 4.6 NOTICES. All notices, consents, requests, instructions, approvals and other communications provided for in this Agreement and all legal process in regard to this Agreement will be validly given, made or served, if in writing and delivered personally, by telecopy (except for legal process) or sent by registered mail postage paid.

     If to NPS, to:

          Northwestern Public Service Company
          33 Third Street S.E.
          Huron, South Dakota  57350-1318
          Telecopy Number: (605) 353-8286
          Attn:     Richard R. Hylland

     If to the Selling Stockholders, to:

          Empire Energy Corporation
          1700 South Jefferson Street
          Lebanon, Missouri  65536
          Telecopy Number: (417) 532-8872
          Attn:     Stephen R. Plaster

or to such other address or telecopy number as any party may, from time to time, designate in a written notice given in a like manner. Notice by telecopy shall be deemed delivered on the day telephone confirmation of receipt is given.

     Section 4.7 SUCCESSORS AND ASSIGNS. This Agreement shall bind the successors and assigns of the parties, and inure to the benefit of any successor or assign of any of the parties; PROVIDED, HOWEVER, that no party may assign this Agreement without the other party's prior written consent.

     Section 4.8 GOVERNING LAW. This Agreement will be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

     Section 4.9 OPTION HOLDERS AS THIRD PARTY BENEFICIARIES. The obligations of NPS and the rights of the Warrantholders under this Agreement shall be enforceable by the holders of the Options as third party beneficiaries of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first referred to above.

NORTHWESTERN PUBLIC SERVICE        SELLING STOCKHOLDERS:
  COMPANY
                                   Stephen R. Plaster Trust

By:_________________________
Name:                              By:___________________________
Title:                                  Dolly F. Plaster, Trustee

                                      ___________________________
                                        Robert W. Wooldridge

                                      ___________________________
                                        Earl L. Noe

                                      ___________________________
                                        Luther Gill

                                      ___________________________
                                        Larry A. Weis

                                      ___________________________
                                        Floyd J. Waterman

                                      ___________________________
                                        Charles Jones

                                      ___________________________
                                        Paul E. Stahlman

                                      ___________________________
                                        Tom Flak

                           SUBSCRIPTION FORM
               (TO BE EXECUTED UPON EXCHANGE OF WARRANT)

NORTHWESTERN PUBLIC SERVICE CORPORATION

     The undersigned hereby irrevocably elects to exercise the right of exchange that is provided for in that certain Warrant Exchange Agreement (the "Exchange Agreement"; capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Exchange Agreement) dated as of October 7, 1996 to which NPS and the undersigned are parties with respect to the Warrants represented by the Warrant Certificate which accompanies this Subscription Form. In accordance with the Exchange Agreement, the undersigned is entitled to receive a total of ______ shares of NPS Common Stock in exchange for such Warrants.

     Please issue a certificate or certificates for such NPS Common Stock in the name of, and pay any cash for any fractional share to:


                                        Name____________________________
                                            ____________________________
                                            ____________________________
                                            ____________________________
                                            (Please print Name, Address
                                            and Federal Income Tax
                                            Identification Number or
                                            Social Security Number)


                                        Signature_______________________


                                        Note: The above signature should
                                              correspond exactly with the
                                              name on the first page of
                                              the Warrant Certificate
                                              which accompanies this
                                              Subscription Form (or, if
                                              applicable, with the name of
                                              the assignee appearing in the
                                              assignment form presented
                                              herewith).

                                                        EXHIBIT 8.8(B)

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

[THE SECURITIES REPRESENTED BY THIS CERTIFICATE, INCLUDING THE COMMON STOCK OBTAINABLE BY EXERCISE OF THIS WARRANT, ARE SUBJECT TO THE TERMS AND CONDITIONS, INCLUDING RESTRICTIONS ON TRANSFER, OF AN AGREEMENT BETWEEN NORTHWESTERN PUBLIC SERVICE COMPANY AND THE HOLDER OF THIS WARRANT DATED __________, 1996 AS AMENDED FROM TIME TO TIME (THE "RESTRICTION AGREEMENT"), A COPY OF WHICH IS ON FILE WITH THE CORPORATE SECRETARY OF SUCH COMPANY.]<1>

VOID AFTER 5:00 P.M., CENTRAL [STANDARD] TIME, ON __________, 2001 OR IF NOT A BUSINESS DAY, AS DEFINED HEREIN, AT 5:00 P.M., CENTRAL [STANDARD] TIME, ON THE NEXT FOLLOWING BUSINESS DAY.

                          WARRANT TO PURCHASE
                             [__________]
                        SHARES OF COMMON STOCK
                                  OF
                  NORTHWESTERN PUBLIC SERVICE COMPANY

NO._____

                 TRANSFER RESTRICTED--SEE SECTION 5.2

     This certifies that, for good and valuable consideration, ____________________ and its registered, permitted assigns (collectively, the "Warrantholder"), is entitled to purchase from NORTHWESTERN PUBLIC SERVICE COMPANY, a corporation incorporated under the laws of the State of Delaware (the "Company"), subject to the terms and conditions hereof, at any time on or after 9:00 a.m., local time in Huron, South Dakota, on __________, 1997 and before 5:00 p.m., local time in Huron, South Dakota, on __________, 2001 (or, if such day is not a Business Day, at or before 5:00 p.m., local time in Huron, South Dakota, on the next following Business Day) (such period of time being hereinafter referred to as the "Exercise Period"), the number of fully paid and non-assessable shares of Common Stock of the Company stated above at the Exercise Price (as defined herein). The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as provided in
Article 3 hereof.

                               ARTICLE 1
                              DEFINITIONS

     1.1 DEFINITION OF TERMS. As used in this Warrant, the following capitalized terms shall have the following respective meanings:

<1> Will be included only on the Warrant issued to the Stephen
    R. Plaster Trust.

          (a) BUSINESS DAY: A day other than a Saturday, Sunday or other day on which banks in the State of South Dakota are authorized by law to remain closed.

          (b) COMMON STOCK: Common stock, $3.50 par value, of the Company.

          (c) COMMON STOCK EQUIVALENTS: Securities that are convertible into or exercisable for shares of Common Stock.

          (d)  COMPANY: See the initial paragraph hereof.

          (e)  DEMAND REGISTRATION: See Section 6.2.

          (f) EXCHANGE ACT: The Securities Exchange Act of 1934, as amended.

          (g)  EXERCISE PERIOD: See the initial paragraph hereof.

          (h) EXERCISE PRICE: $36.45 per Warrant Share, as such price may be adjusted from time to time pursuant to Article 3 hereof.

          (i) EXPIRATION DATE: 5:00 p.m., local time in Huron, South Dakota, on __________, 2001, or if such day is not a Business Day, the next succeeding day which is a Business Day.

          (j) 50% HOLDERS: At any time as to which a Demand Registration is requested, the Warrantholder(s) and/or the Holder or Holders of Warrant Shares who have the right to acquire or hold, as the case may be, in the aggregate, not less than 50% of the combined total of Warrant Shares issuable and Warrant Shares outstanding at the time such Demand Registration is requested.

          (k)  HOLDER: A Holder of Registrable Securities and/or
     Warrants.

          (l)  NASD: National Association of Securities Dealers, Inc.

          (m)  NASDAQ: NASD Automated Quotation System.

          (n)  NYSE:  New York Stock Exchange, Inc.

          (o) PERSON: An individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.

          (p)  PIGGYBACK REGISTRATION: See Section 6.1.

          (q) PROSPECTUS: Any prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, including all material incorporated by reference in such prospectus.

          (r) PUBLIC OFFERING: A public offering of the Company's Common Stock pursuant to a registration statement under the Securities Act.

          (s) REGISTRABLE SECURITIES: Any Warrant Shares issued to Warrantholders, and/or their respective designees or transferees as permitted under Section 5.2 and/or other securities that may be or are issued by the Company upon exercise of any Warrants, including those which may thereafter be issued by the Company in respect of any such securities by means of any stock splits, stock dividends, recapitalizations, reclassifications or the like, and as adjusted pursuant to Article 3 hereof; PROVIDED, HOWEVER, that as to any particular security contained in Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement; (ii) they shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act; (iii) they shall have been sold, assigned or otherwise transferred to any person other than those persons specified in Section 5.2 below ("5.2 Persons") and other than to any spouses, lineal descendants or adopted children of a 5.2 Person to whom such securities are transferred upon the death of any 5.2 Person by operation of law or by bequest; or (iv) three years after the date such Warrant Shares are issued (provided that such securities may then be sold under paragraph (k) of Rule 144 under the Securities Act).

          (t) REGISTRATION EXPENSES: Any and all expenses incurred in connection with any registration or action incident to performance of or compliance by the Company with Article 6, including, without limitation, (i) all SEC, national securities exchange and NASD registration and filing fees; all listing fees and all transfer agent fees; (ii) all fees and expenses of complying with state securities or blue sky laws (including the fees and disbursements of counsel of the underwriters in connection with blue sky qualifications of the Registrable Securities); (iii) all printing, mailing, messenger and delivery expenses, (iv) all fees and disbursements of counsel for the Company and of its accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, and (v) any disbursements of underwriters customarily paid by issuers or sellers of securities, including underwriting discounts and commissions, but excluding brokerage fees and transfer taxes, if any, and fees of counsel or accountants retained by the holders of Registrable Securities to advise them in their capacity as Holders of Registrable Securities.

          (u) REGISTRATION STATEMENT: Any registration statement of the Company filed or to be filed with the SEC which covers any of the Warrants and/or Registrable Securities pursuant to the provisions of this Agreement, including all amendments (including post-effective amendments) and supplements thereto, all exhibits thereto and all material incorporated therein by reference.

          (v) SEC: The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

          (w)  SECURITIES ACT The Securities Act of 1933, as amended.

          (x)  TRANSFERS: See Section 5.2.

          (y) WARRANTS: This warrant, all other warrants issued on the date hereof pursuant to Section 8.8 of the Agreement and Plan of Merger by and among Northwestern Growth Corporation, EEC Co., Empire Energy Corporation and the stockholders of Empire Energy Corporation, and all other warrants that may be issued in its or their place (together evidencing the right to purchase an aggregate of not to exceed 725,000 shares of Common Stock) (subject to adjustment as provided herein).

          (z) WARRANTHOLDERS: The Person(s) to whom the Warrants are originally issued (including the Warrantholder identified in the initial paragraph hereof), or any successors in interest thereto, or any assignees or transferees thereof, in whose names the Warrants are registered upon the books to be maintained by the Company for that purpose.

          (aa) WARRANT SHARES: Common Stock, Common Stock Equivalents and other securities purchased or purchasable upon exercise of the Warrants.

                               ARTICLE 2
                   DURATION AND EXERCISE OF WARRANT

     2.1 DURATION OF WARRANT. The Warrantholder may exercise this Warrant at any time and from time to time after 9:00 a.m., local time in Huron, South Dakota, on __________, 1997, and before 5:00 p.m., local time in Huron, South Dakota, on the Expiration Date. If this Warrant is not exercised on the Expiration Date, it shall become void, and all rights hereunder shall thereupon cease.

     2.2  EXERCISE OF WARRANT.

          (a) The Warrantholder may exercise this Warrant, in whole or in part, by presentation and surrender of this Warrant to the Company at its Operations Center at 600 Market Street, Huron, South Dakota 57350 or at the office of the stock transfer agent, if any, for the Common Stock with the Subscription Form annexed hereto duly executed and accompanied by payment of the full Exercise Price for each Warrant Share to be purchased.

          (b) Upon receipt of this Warrant with the Subscription Form fully executed and accompanied by payment of the aggregate Exercise Price for the Warrant Shares for which this Warrant is then being exercised, (i) the Company shall cause to be issued certificates for the total number of whole shares of Common Stock for which this Warrant is being exercised in such denominations as are requested for delivery to the Warrantholder, and the Company shall thereupon deliver such certificates to the Warrantholder, and (ii) the Warrantholder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Warrantholder. If at the time this Warrant is exercised, a Registration Statement is not in effect to register under the Securities Act the Warrant Shares issuable upon exercise of this Warrant, the Company may require the Warrantholder to make such representations, and may place such legends on certificates representing the Warrant Shares, as may be reasonably required in the opinion of counsel to the Company to permit the Warrant Shares to be issued without such registration.

          (c) In case the Warrantholder shall exercise this Warrant with respect to less than all of the Warrant Shares that may be purchased under this Warrant, the Company shall execute a new Warrant for the balance of such Warrant Shares and deliver such new Warrant to the Warrantholder.

          (d) The Warrantholder shall be responsible for the payment of federal or state withholding taxes, if any, required to be paid by the Warrantholder in connection with any exercise of this Warrant.

     2.3 RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of Warrant Shares as are from time to time issuable upon exercise of this Warrant. All such Warrant Shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances of any kind and free and clear of all preemptive rights.

     2.4 FRACTIONAL SHARES. The Company shall not be required to issue any fraction of a share of its capital stock in connection with the exercise of this Warrant (including pursuant to the Conversion Right), and in any case where the Warrantholder would, except for the provisions of this Section 2.5, be entitled under the terms of this Warrant to receive a fraction of a share upon the exercise of this Warrant, the Company shall, upon the exercise of this Warrant and receipt of the Exercise Price, issue the largest number of whole shares purchasable upon exercise of this Warrant. The Company shall make a cash payment to the Holder in an amount equal to the fair market value (determined as provided in Section 3.1(e)) of such fraction of a share to which the Warrantholder would otherwise be entitled.

     2.5 LISTING. Prior to the issuance of any shares of Common Stock upon exercise of this Warrant, the Company shall use its best efforts to cause such shares of Common Stock to be listed upon each national securities exchange or included in each automated quotation system, if any, upon which shares of Common Stock are then listed or quoted (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed or quoted, such listing or quotation of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall use its best efforts to cause to be listed or quoted on each national securities exchange or automated quotation system, and shall maintain such listing or quotation of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed or quoted on such national securities exchange or automated quotation system.

                               ARTICLE 3
                 ADJUSTMENT OF SHARES OF COMMON STOCK
                   PURCHASABLE AND OF EXERCISE PRICE

     The Exercise Price and the number and kind of Warrant Shares shall be subject to adjustment from time to time upon the happening of certain events as provided in this Article 3.

     3.1  MECHANICAL ADJUSTMENTS.

          (a) If at any time prior to the exercise of this Warrant in full, the Company shall (i) declare a dividend or make a distribution on the Common Stock payable in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class); (ii) subdivide, reclassify or recapitalize its outstanding Common Stock into a greater number of shares; (iii) combine, reclassify or recapitalize its outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or a merger in which the Company is the continuing corporation), the Exercise Price in effect at the time of the record date of such dividend, distribution, subdivision, combination, reclassification or recapitalization and the number and kind of shares subject to this Warrant shall be adjusted so that the Warrantholder shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised in full immediately prior to such event, he, she or it would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination, reclassification or recapitalization. Any adjustment required by this Section 3.1(a) shall be made successively immediately after the record date, in the case of a dividend or distribution, or the effective date, in the case of a subdivision, combination, reclassification or recapitalization, to allow the purchase of such aggregate number and kind of shares.

          (b) If at any time prior to the exercise of this Warrant in full, the Company shall fix a record date for the issuance of subscription rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase Common Stock (or Common Stock Equivalents) at a price (or having an exercise or conversion price per share) less than the current market price of the Common Stock (as determined pursuant to Section 3.1(e) on the record date described below, the Exercise Price shall be adjusted so that the Exercise Price shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such issuance (which date shall be deemed to be the record date set by the Company to determine stockholders entitled to participate in such distribution) by a fraction, the numerator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to such issuance, plus (B) the number of additional shares of Common Stock which the aggregate consideration received by the Company upon such issuance (plus the aggregate of any additional amount to be received by the Company upon the exercise of such subscription rights, options or warrants) would purchase at the then current market price per share of the Common Stock; and the denominator of which shall be (X) the number of shares of Common Stock outstanding on the date of such issuance, plus (Y) the number of additional shares of Common Stock offered for subscription or purchase (or into which the Common Stock Equivalents so offered are exercisable or convertible). Whenever the Exercise Price is adjusted pursuant to this Section 3.1(b), the Warrant Shares shall simultaneously be adjusted by multiplying the number of Warrant Shares initially issuable upon exercise of each Warrant by the Exercise Price in effect on the date thereof and dividing the product so obtained by the Exercise Price, as adjusted. Any adjustments required by this Section 3.1(b) shall be made immediately after such record date. Such adjustments shall be made successively whenever such event shall occur. To the extent that shares of Common Stock (or Common Stock Equivalents) are not delivered after the expiration of such subscription rights, options or warrants, the Exercise Price and number of shares subject to this Warrant shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or Common Stock Equivalents) actually delivered. Notwithstanding the foregoing, no adjustment in the Exercise Price shall be made with respect to (i) the issuance or sale of shares of Common Stock issued upon exercise or conversion of (A) any stock options outstanding as of the date of this Warrant or (B) any Common Stock Equivalent the issuance of which did not require an adjustment hereunder or (ii) any shares of Common Stock or Common Stock Equivalent issued or sold in exchange for securities of another issuer.

          (c) If at any time prior to the exercise of this Warrant in full the Company shall fix a record date for the issuance or making of a distribution to all holders of the Common Stock (including any such distribution to be made in connection with a consolidation or merger in which the Company is to be the continuing corporation) of evidences of its indebtedness, any other securities of the Company or any cash, property or other assets (excluding a combination, reclassification or recapitalization referred to in Section 3.1(a), regular cash dividends or cash distributions paid out of net profits legally available therefor or subscription rights, options or warrants for Common Stock or Common Stock Equivalents (excluding those referred to in Section 3.1(b)) (any such nonexcluded event being herein called a "Special Dividend")), (i) the Exercise Price shall be decreased immediately after the record date for such Special Dividend to a price determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price of the

     Common Stock immediately prior to such record date less the fair market value (as determined by the Company's Board of Directors) of the evidences of indebtedness, securities or property, or other assets issued or distributed in such Special Dividend, applicable to one share of Common Stock or of such subscription rights or warrants applicable to one share of Common Stock and the denominator of which shall be such then current market price per share of Common Stock, and (ii) the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Special Dividend record date by a fraction, the numerator of which shall be the Exercise Price in effect immediately before such record date and the denominator of which shall be the Exercise Price in effect immediately after such record date. Any adjustment required by this
     Section 3.1(c) shall be made successively whenever such a record date is fixed and in the event that such distribution is not so made, the Exercise Price and number of shares subject to this Warrant shall again be adjusted to be as in effect immediately prior to such record date.

          (d) If at any time prior to the exercise of this Warrant in full, the Company shall make a distribution to all holders of the Common Stock of stock of a subsidiary or securities convertible into or exercisable for such Stock, then in lieu of an adjustment in the Exercise Price or the number of Warrant Shares purchasable upon the exercise of this Warrant, each Warrantholder, upon the exercise hereof at any time after such distribution, shall be entitled to receive from the Company, such subsidiary or both, as the Company shall determine, the stock or other securities to which such Warrantholder would have been entitled if such Warrantholder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Article 3, and the Company shall reserve, for the life of this Warrant, such securities of such subsidiary or other corporation; PROVIDED, HOWEVER, that no adjustment in respect of dividends or interest on such stock or other securities shall be made during the term of this Warrant or upon its exercise.

          (e) For the purpose of any computation under this Agreement, the "current market price" or the "fair market value" per share of Common Stock at any date shall be deemed to be the average of the daily closing prices over the 30-day period prior to such date. The closing price for each day shall be the last sale price regular way or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices regular way, in either case on the NYSE or if not the NYSE, the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any exchange, the representative closing bid price as reported by NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price as determined in good faith by the mutual agreement of the Warrantholder and the Company, and if the Warrantholder and the Company are unable to so agree, by an investment banker of national reputation selected by the Company and reasonably acceptable to the Warrantholder (the fees and costs of such investment banker to be shared equally by the Company and the Warrantholder).

          (f) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($.05) in such price; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 3.1(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. No adjustment in the number of Warrant Shares shall be made where there is no adjustment in the Exercise Price. All calculations under this Section 3.1 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Notwithstanding anything in this Section 3.1 to the contrary, the Exercise Price shall not be reduced to less than the then existing par value of the Common Stock as a result of any adjustment made hereunder.

          (g) In the event that at any time, as a result of any adjustment made pursuant to Section 3.1(a), the Warrantholder shall become entitled to receive any shares of the Company other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 3.1(a).

          (h) In the case of an issue of additional Common Stock or Common Stock Equivalents for cash, the consideration received by the Company therefor, before deducting therefrom any discount or commission or other expenses paid by the Company for any underwriting of, or otherwise in connection with, the issuance thereof, shall be deemed to be the amount received by the Company therefor. The term "issue" shall include the sale or other disposition of shares held by or on account of the Company or in the treasury of the Company but until so sold or otherwise disposed of such shares shall not be deemed outstanding.

     3.2 NOTICES OF ADJUSTMENT. Whenever the number of Warrant Shares or the Exercise Price is adjusted as herein provided, the Company shall prepare and deliver forthwith to the Warrantholder a certificate signed by its Chairman of the Board or President, or by any Vice President, Treasurer or Corporate Secretary, setting forth the adjusted number of shares purchasable upon the exercise of this Warrant and the Exercise Price of such shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which adjustment was made.

     3.3 NO ADJUSTMENT FOR DIVIDENDS. Except as provided in Section 3.1(c) of this Agreement, no adjustment in respect of any cash dividends shall be made to this Warrant.

     3.4 PRESERVATION OF PURCHASE RIGHTS IN CERTAIN TRANSACTIONS. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock (other than a reclassification or recapitalization subject to Section 3.1(a), and other than a change in the par value of the Common Stock) or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which the Company is the continuing corporation) or in the case of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, the Company shall, as a condition precedent to such transaction cause such successor or purchasing corporation, as the case may be, to execute with the Warrantholder an agreement granting the Warrantholder the right thereafter, upon payment of the Exercise Price in effect immediately prior to such action, to receive upon exercise of this Warrant the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive as a result of the happening of such reclassification, change, consolidation, merger, sale or conveyance had this Warrant been exercised immediately prior to such action. In the event that in connection with any such reclassification, capital reorganization, change, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for, or of, a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of
Article 3. The provisions of this Section 3.4 shall similarly apply to successive reclassifications, capital reorganizations, consolidations, mergers, sales or conveyances.

     3.5 FORM OF WARRANT AFTER ADJUSTMENTS. The form of this Warrant need not be changed because of any adjustments in the Exercise Price or the number or kind of Warrant Shares, and Warrants theretofore issued continue to express the same price and number and kind of shares as are stated in this Warrant, as initially issued, until surrendered in connection with an exercise thereof.

     3.6 TREATMENT OF WARRANTHOLDER. Prior to due presentment for registration of transfer of this Warrant, the Company may deem and treat the Warrantholder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for all purposes and shall not be affected by any notice to the contrary.

                               ARTICLE 4
         OTHER PROVISIONS RELATING TO RIGHTS OF WARRANTHOLDER

     4.1 NO RIGHTS AS STOCKHOLDERS; NOTICE TO WARRANTHOLDERS. Nothing contained in this Warrant shall be construed as conferring upon the Warrantholder or his, her or its transferees the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or of any other matter, or any rights whatsoever as stockholders of the Company. The Company shall give notice to the Warrantholder in accordance with Section 7.10 hereof if at any time prior to the expiration or exercise in full of the Warrants, any of the following events shall occur:

          (a) The Company shall authorize the payment of any dividend payable in any securities upon shares of Common Stock or authorize the making of any distribution (other than a cash dividend or distribution subject to the parenthetical exclusions set forth in
     Section 3.1(c)) to all holders of Common Stock;

          (b) The Company shall authorize the issuance to all holders of Common Stock of any additional shares of Common Stock or Common Stock Equivalents or of rights, options or warrants to subscribe for or purchase Common Stock or Common Stock Equivalents or of any other subscription rights, options or warrants;

          (c) A dissolution, liquidation or winding up of the Company shall be proposed; or

          (d) A capital reorganization or reclassification of the Common Stock (other than a reorganization or reclassification subject to Section 3.1(a) and other than a change in the par value of the Common Stock) or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation) or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety. Such giving of notice shall be initiated (i) at least 10 days prior to the date fixed as a record date or effective date or the date of closing of the Company's stock transfer books for the determination of the shareholders entitled to such dividend, distribution or subscription rights, or for the determination of the shareholders entitled to vote on such proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the stock transfer books, as the case may be. Failure to provide such notice shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up.

     4.2 LOST, STOLEN, MUTILATED OR DESTROYED WARRANTS. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its reasonable discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as, and in substitution for, this Warrant.

                               ARTICLE 5
                         SPLIT-UP, COMBINATION
                   EXCHANGE AND TRANSFER OF WARRANTS

     5.1 SPLIT-UP, COMBINATION, EXCHANGE AND TRANSFER OF WARRANTS. Subject to the provisions of Section 5.2 hereof, this Warrant may be split up, combined or exchanged for another Warrant or Warrants containing the same terms to purchase a like aggregate number of Warrant Shares. If the Warrantholder desires to split up, combine or exchange this Warrant, he shall make such request in writing delivered to the

Company and shall surrender to the Company this Warrant and any other Warrants to be so split-up, combined or exchanged. Upon any such surrender for a split-up, combination or exchange, the Company shall execute and deliver to the Person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Company shall not be required to effect any split-up, combination or exchange which will result in the issuance of a Warrant entitling the Warrantholder to purchase upon exercise a fraction of a share of Common Stock. The Company may require such Warrantholder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split-up, combination or exchange of Warrants.

     5.2 RESTRICTIONS ON TRANSFER. This Warrant may be exercised, sold, transferred, assigned or hypothecated (any such action, a "Transfer") only in accordance with and subject to the provisions of the Securities Act and the rules and regulations promulgated thereunder. If at the time of a Transfer, a Registration Statement is not in effect to register this Warrant, the Company may require the Warrantholder to make such representations, and may place such legends on certificates representing this Warrant, as may be reasonably required in the opinion of counsel to the Company to permit a Transfer without such registration. If this Warrant bears a legend on the first page hereof indicating that this Warrant is subject to what is defined as the Restriction Agreement, then this Warrant, and the Warrant Shares issuable upon exercise of this Warrant, are subject to the terms and conditions, including restrictions on transfer, of such Restriction Agreement.

                               ARTICLE 6
             REGISTRATION UNDER THE SECURITIES ACT OF 1933

     6.1  PIGGYBACK REGISTRATION.

          (a) RIGHT TO INCLUDE REGISTRABLE SECURITIES. If at any time or from time to time after __________, 1997 and prior to __________, 2003, the Company proposes to register any of its securities under the Securities Act on any form for the registration of securities under such Act, whether or not for its own account (other than by a registration statement on Form S-8 or S-4 or other form which does not include substantially the same information as would be required in a form for the general registration of securities or would not be available for the Warrants and/or the Registrable Securities) (a "Piggyback Registration"), it shall as expeditiously as possible give written notice to all Holders of its intention to do so and of such Holders' rights under this Section 6.1. Such rights are referred to hereinafter as "Piggyback Registration Rights." Upon the written request of any such Holder made within 20 days after receipt of any such notice (which request shall specify the Warrants and/or the Registrable Securities intended to be disposed of by such Holder), the Company shall include in the Registration Statement the Warrants and/or the Registrable Securities which the Company has been so requested to register by the Holders thereof and the Company shall keep such registration statement in effect and maintain compliance with each Federal and state law or regulation for the period necessary for such Holder to effect the proposed sale or other disposition (but in no event for a period greater than 120 days). The Company's obligations under this Section 6.1 shall terminate upon completion of the third Piggyback Registration that is not withdrawn pursuant to Section 6.1(b) or cut-back pursuant to
     Section 6.1(e).

          (b) WITHDRAWAL OF PIGGYBACK REGISTRATION BY COMPANY. If, at any time after giving written notice of its intention to register any securities in a Piggyback Registration but prior to the effective date of the related Registration Statement, the Company shall determine for any reason not to register such securities, the Company shall give notice of such determination to each Holder and, thereupon, shall be relieved of its obligation to register any Warrants and/or Registrable Securities in connection with such Piggyback Registration. All best efforts obligations of the Company pursuant to Section 6.4 shall cease if the Company determines to terminate prior to such effective date any registration where Warrants and/or Registrable Securities are being registered pursuant to this Section 6.1.

          (c) PIGGYBACK REGISTRATION OF UNDERWRITTEN PUBLIC OFFERINGS. If a Piggyback Registration involves an offering by or through underwriters, then (i) all Holders requesting to have their Warrants and/or Registrable Securities included in the Company's Registration Statement must sell their Warrants and/or Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to other selling shareholders, and (ii) any Holder requesting to have his, her or its Warrants and/or Registrable Securities included in such Registration Statement may elect in writing, not later than three Business Days prior to the effectiveness of the Registration Statement filed in connection with such registration, not to have his, her or its Warrants and/or Registrable Securities so included in connection with such registration.

          (d)  PAYMENT OF REGISTRATION EXPENSES FOR PIGGYBACK
     REGISTRATION. The Company shall pay all Registration Expenses in connection with each registration of Warrants and/or Registrable Securities requested pursuant to a Piggyback Registration Right contained in this Section 6.1.

          (e) PRIORITY IN PIGGYBACK REGISTRATION. If a Piggyback Registration involves an offering by or through underwriters, the Company shall not be required to include Warrants and/or Registrable Securities therein if and to the extent the underwriter managing the offering reasonably believes in good faith and advises each Holder requesting to have Registrable Securities included in the Company's Registration Statement that such inclusion would materially adversely affect such offering; PROVIDED, HOWEVER, that if other selling shareholders (other than shareholders whose demand caused the filing of the Registration Statement) have requested registration of securities in the proposed offering, the Company will reduce or eliminate such other selling shareholders' securities pro rata in proportion to the respective number of shares they have requested to be registered.

     6.2  DEMAND REGISTRATION.

          (a) REQUEST FOR REGISTRATION. If, at any time subsequent to __________, 1997 and prior to the Expiration Date, any 50% Holders request that the Company file a registration statement under the Securities Act to sell all or any portion of their Warrants and/or Warrant Shares (a "Demand Registration"), as soon as practicable thereafter the Company shall use its best efforts to file a registration statement with respect to all Warrants and/or Warrant Shares that it has been so requested to include and obtain the effectiveness thereof, and to take all other action necessary under any Federal or state law or regulation to permit the Warrants and/or Warrant Shares that are held and/or (in the case of Warrant Shares) that may be acquired upon the exercise of the Warrants specified in the notices of the 50% Holders to be sold or otherwise disposed of, and the Company shall maintain such compliance with each such Federal and state law and regulation for the period necessary for such 50% Holders to effect the proposed sale or other disposition; PROVIDED, HOWEVER, the Company shall be entitled to defer such registration for a period of up to 90 days if and to the extent that its Board of Directors shall determine that such registration would interfere with a pending corporate transaction. The Company shall also promptly give written notice to any other Warrantholders and/or the holders of any Warrant Shares who are not included in the 50% Holders making the request pursuant to the provisions of this
     Section 6.2(a) of its intention to effect any required registration or qualification, and shall use its best efforts to effect as expeditiously as possible such registration or qualification of all such other Warrants and/or Warrant Shares that are then held and/or (in the case of Warrant Shares) that may be acquired upon the exercise of the Warrants, the Holder or holders of which have requested such registration or qualification, within 15 days after such notice has been given by the Company, as provided in the preceding sentence. The Company shall be required to effect a registration or qualification pursuant to this Section 6.2(a) of this and all other Warrants and/or Warrant Shares on one occasion only.

          (b) PAYMENT OF REGISTRATION EXPENSES FOR DEMAND REGISTRATION. The Company shall pay all Registration Expenses in connection with the Demand Registration.

          (c) SELECTION OF UNDERWRITERS. If any Demand Registration is requested to be in the form of an underwritten offering, the managing underwriter shall be Morgan Stanley & Co. Incorporated and the co-manager (if any) and the independent pricer required under the rules of the NASD (if any) shall be selected and obtained by the Holders of a majority of the Warrant Shares to be registered, such selection shall be subject to the Company's consent, which consent shall not be unreasonably withheld. All fees and expenses (other than Registration Expenses otherwise required to be paid) of any managing underwriter, any co-manager or any independent underwriter or other independent pricer required under the rules of the NASD shall be paid for by such underwriters or by the Holders or holders whose shares are being registered. If Morgan Stanley & Co. Incorporated should decline to serve as managing underwriter, the Holders of a majority of the Warrant Shares to be registered may select and obtain one or more managing underwriters. Such selection shall be subject to the Company's consent, which shall not be unreasonably withheld.

          (d) PROCEDURE FOR REQUESTING DEMAND REGISTRATION. Any request for a Demand Registration shall specify the aggregate number of the Warrants and/or Registrable Securities proposed to be sold and the intended method of disposition. Within ten (10) days after receipt of such a request the Company will give written notice of such registration request to all Holders, and, subject to the limitations of Section 6.2(a), the Company will include in such registration all Warrants and/or Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 Business Days after the date on which such notice is given. Each such request shall also specify the aggregate number of Registrable Securities to be registered and the intended method of disposition thereof.

     6.3 BUY-OUTS OF REGISTRATION DEMAND. In lieu of carrying out its obligations to effect a Piggyback Registration or Demand Registration of any Warrants and/or Registrable Securities pursuant to this Article 6, the Company may offer to purchase and purchase such Warrants and/or Registrable Securities requested to be registered at an amount in cash equal to the difference between (a) the current market price (determined in accordance with Section 3.1(e) of the Common Stock on the day the request for registration is made and (b) the Exercise Price in effect on such day; PROVIDED, HOWEVER, that the Holder or Holders may withdraw such request for registration rather than accept such offer by the Company.

     6.4 REGISTRATION PROCEDURES. If and whenever the Company is required to use its best efforts to take action pursuant to any Federal or state law or regulation to effect or cause the registration of any Warrants and/or Registrable Securities under the Securities Act as provided in this Article 6, the Company shall, as expeditiously as practicable:

          (a) Prepare and file with the SEC, as soon as practicable within ninety (90) days after the end of the period within which requests for registration may be given to the Company (but subject to the provision for deferral contained in Section 6.2(a) and the provision for reduction or elimination contained in Section 6.1(e)) a Registration Statement or Registration Statements relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Warrants and/or Registrable Securities in accordance with the intended method or methods of distribution thereof and use its best efforts to cause such Registration Statements to become effective; provided that before filing a Registration Statement or Prospectus or any amendment or supplements thereto, including documents incorporated by reference after the initial filing of any Registration Statement, the Company will furnish to the Holders of the Warrants and/or Registrable Securities covered by such Registration Statement and the underwriters, if any, copies of all such documents to be filed, which documents will be subject to the reasonable review of such Holders and underwriters;

          (b) Prepare and file with the SEC such amendments and post-effective amendments to a Registration Statement as may be necessary to keep such Registration Statement effective for a reasonable period not to exceed 90 days; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to such Prospectus;

          (c) Notify the selling Holders of Warrants and/or Registrable Securities and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iv) if at any time the representations and warranties of the Company contemplated by Section 6.4(m) cease to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Warrants and/or Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (vi) of the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement or Prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (d) Use its best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as soon as possible;

          (e) If reasonably requested by the managing underwriters, incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters believe (on advice of counsel) should be included therein as required by applicable law relating to such sale of Warrants and/or Registrable Securities, including, without limitation, information with respect to the purchase price being paid for the Warrants and/or Registrable Securities by such underwriters and with respect to any other terms of the underwritten (or "best-efforts" underwritten) offering; and make all required filings of such Prospectus supplement or post-effective amendment;

          (f)  Furnish to each selling Holder of Warrants and/or
     Registrable Securities and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits to the Registration Statement (including those incorporated by reference);

          (g) Deliver to each selling Holder of Warrants and/or Registrable Securities and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of such Prospectus or any amendment or supplement thereto by each of the selling Holders of Warrants and/or Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Warrants and/or Registrable Securities covered by such Prospectus or any amendment or supplement thereto;

          (h) Prior to any public offering of Warrants and/or Registrable Securities, cooperate with the selling Holders of Warrants and/or Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Warrants and/or Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder or underwriter reasonably requests in writing, use its best efforts to keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective and use its best efforts to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Warrants and/or Registrable Securities covered by the applicable Registration Statement; provided that the Company will not be required to qualify to do business in any jurisdiction where it is not then so qualified or to take any action which would subject the Company to general service of process in any jurisdiction where it is not at the time so subject;

          (i) Cooperate with the selling Holders of Warrants and/or Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Warrants and/or Registrable Securities to be sold and, unless counsel advises otherwise in a written opinion, not bearing any restrictive legends; and enable such Warrants and/or Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two Business Days prior to any sale of Warrants and/or Registrable Securities to the underwriters;

          (j)  Use its best efforts to cause the Warrants and/or
     Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Warrants and/or Registrable Securities;

          (k) Upon the occurrence of any event contemplated by Section 6.4(c)(vi) above, prepare a supplement or post-effective amendment to the applicable Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Warrants and/or Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

          (l)  With respect to each issue or class of Registrable
     Securities, use its best efforts to cause all Registrable Securities covered by the Registration Statements to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed if requested by the Holders of a majority of such issue or class of Registrable Securities;

          (m) Enter into such agreements (including an underwriting agreement in customary form, scope and substance) and take all such other action reasonably required in connection therewith in order to expedite or facilitate the disposition of such Warrants and/or Registrable Securities and in such connection, if the registration is in connection with an underwritten offering (i) make such representations and warranties to the underwriters, in such form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) use its best efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions in form, scope and substance shall be reasonably satisfactory to the underwriters) addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings; (iii) use its best efforts to obtain "cold comfort" letters and updates thereof from the Company's accountants addressed to the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with underwritten offerings; (iv) set forth in full in any underwriting agreement entered into the indemnification provisions and procedures of
     Section 6.5 hereof with respect to all parties to be indemnified pursuant to said Section; and (v) deliver such documents and certificates as may be reasonably requested by the underwriters to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; the above shall be done at each closing under such underwriting or similar agreement or as and to the extent required hereunder;

          (n) Make available for inspection by one or more representatives of the Holders of Warrants and/or Registrable Securities being sold, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by such Holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and authorize the Company's officers, directors and employees to supply all information reasonably requested by any such representatives, in connection with such; and

          (o) Otherwise use its best efforts to comply with all applicable Federal and state regulations; and take such other action as may be reasonably necessary to or advisable to enable each such Holder and each such underwriter to consummate the sale or disposition in such jurisdiction or jurisdictions in which any such Holder or underwriter shall have requested that the Warrants and/or Registrable Securities be sold.

     Except as otherwise provided herein, the Company shall have sole control in connection with the preparation, filing, withdrawal, amendment or supplementing of each Registration Statement, the selection of underwriters, and the distribution of any preliminary prospectus included in the Registration Statement, and may include within the coverage thereof additional shares of Common Stock or other securities for its own account or for the account of one or more of its other security holders.

     The Company may require each Seller of Warrants and/or Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities and such other information as may otherwise be required by the Securities Act to be included in such Registration Statement, and in connection with an underwritten public offering, to execute an underwriting agreement in customary form with respect to such Warrants and/or Registrable Securities.

     6.5  INDEMNIFICATION.

          (a) INDEMNIFICATION BY COMPANY. In connection with each Registration Statement relating to disposition of Warrants and/or Registrable Securities, the Company shall indemnify and hold harmless each Holder and each underwriter of Warrants and/or Registrable Securities and each Person, if any, who controls such Holder or underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that such indemnity shall not inure to the benefit of any Holder or underwriter (or any person controlling such Holder or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) on account of any losses, claims, damages or liabilities arising from the sale of the Warrants and/or Registrable Securities if such untrue statement or omission or alleged untrue statement or omission was made in such Registration Statement, Prospectus or preliminary prospectus or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by the Holder or underwriter specifically for use therein.

          (b) INDEMNIFICATION BY HOLDER. In connection with each Registration Statement, each Holder shall indemnify, to the same extent as the indemnification provided by the Company in Section 6.5(a), the Company, its directors and each officer who signs the Registration Statement, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) but only insofar as such losses, claims, damages and liabilities arise out of or are based upon any untrue Statement or omission or alleged untrue statement or omission which was made in the Registration Statement, the Prospectus or preliminary prospectus or any amendment thereof or supplement thereto, in reliance upon and in conformity with information furnished in writing by such Holder to the Company specifically for use therein. In no event shall the liability of any selling Holder of Warrants and/or Registrable Securities hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Warrants and/or Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive customary indemnities from underwriters with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus, Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto.

          (c) CONDUCT OF INDEMNIFICATION PROCEDURE. Any party that proposes to assert the right to be indemnified hereunder will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 6.5(a) or Section 6.5(b) shall be available to any party who shall fail to give notice as provided in this Section 6.5(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) counsel for the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party but will be responsible for the reasonable fees of only one additional counsel for all of the indemnified parties) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent.

          (d) CONTRIBUTION. In connection with each Registration Statement relating to the disposition of Warrants and/or Registrable Securities, if the indemnification provided for in Section 6.5(a) or
     Section 6.5(b) hereof is unavailable to an indemnified party in respect to any losses, claims, damages or liabilities referred to therein, then the Company and each Holder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect (i) if the Company has included its own securities in such Registration Statement, the relative benefits received by the Company, on the one hand, and each such Holder, on the other hand, from the public offering of such securities and the Warrants and/or Registrable Securities, or (ii) if the Company has not included any of its securities in such Registration Statement, the relative fault of the Company, on the one hand, and each such Holder, on the other hand, in connection with the facts which resulted in such loss, claim, damage or liability. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information furnished by the Company or such Holder and the parties' relative intent, knowledge, access to information and their relative opportunities to correct or prevent such statement, alleged statement, omission or alleged omission. In no event shall the liability of any selling Holder of Warrants and/or Registrable

     Securities hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Warrants and/or Registrable Securities giving rise to such contribution obligation.

                               ARTICLE 7
                             OTHER MATTERS

     7.1 SUCCESSORS AND ASSIGNS. All the covenants and provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns hereunder.

     7.2 NO INCONSISTENT AGREEMENTS. The Company will not on or after the date of this Warrant enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Warrant or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to holders of the Company's securities under any other agreements.

     7.3 ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES. The Company will not take any action outside the ordinary course of business, or permit any change within its control to occur outside the ordinary course of business, which is intended to interfere with the ability of the Holders of Warrants and/or Registrable Securities to include such Warrants and/or Registrable Securities in a registration undertaken pursuant to this Agreement.

     7.4 INTEGRATION/ENTIRE AGREEMENT. This Warrant is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Warrants and/or Registrable Securities.

     7.5 AMENDMENTS AND WAIVERS. The provisions of this Warrant, including the provisions of this sentence, may not be amended, modified or supplemented, and waiver or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of at least a majority of the outstanding Registrable Securities. Warrantholders and Holders shall be bound by any consent authorized by this Section whether or not certificates representing such Warrants and/or Registrable Securities have been marked to indicate such consent

     7.6 GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware.

     7.7 SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     7.8 ATTORNEYS' FEES. In any action or proceeding brought to enforce any provisions of this Warrant, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees and disbursements in addition to its costs and expenses and any other available remedy.

     7.9 COMPUTATIONS OF CONSENT. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (other than the Warrantholder or Holders, if they are deemed to be such affiliates solely by reason of their holdings of Warrants or Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     7.10 NOTICE. Any notices or certificates by the Company to a Holder and by a Holder to the Company shall be deemed delivered if in writing and delivered in person or by registered mail (return receipt requested) to the Holder addressed to it at the address provided to the Company of such Holder at the time a Warrant was first issued to him, her or it, or, if the Holder has designated by notice in writing to the Company any other address, to such other address, and if to the Company, addressed to it at its Operations Center, 600 Market Street, Huron, South Dakota, 57350, Attention: President, or if the Company has designated by notice in writing to the Holder any other address, to such other address. The Company may change its address by written notice to the Holders and the Holders may change their respective addresses by written notice to the Company.

     IN WITNESS WHEREOF, this Warrant has been duly executed by the Company under its corporate seal as of the _____ day of __________, 1996.


                                      NORTHWESTERN PUBLIC SERVICE COMPANY



(Corporate Seal)                  By:____________________________________
                                             President

Attest:_________________________
          Corporate Secretary

                              ASSIGNMENT
     (TO BE EXECUTED ONLY UPON ASSIGNMENT OF WARRANT CERTIFICATE)

     For value received, ____________________ hereby sells, assigns and transfers unto ____________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________ attorney, to transfer said Warrant Certificate on the books of the within-named
Company with respect to the number of Warrants set forth below, with full power of substitution in the premises:
                                      Federal Income
                                      Tax Identification Number or   No. of
Name(s) of Assignee(s)     Address    Social Security Number         Warrants
----------------------     -------    ----------------------         --------




And if said number of Warrants shall not be all the warrants represented by said Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the Warrants registered by said Warrant Certificate.


                                        Signature___________________________
                                        Note:   The above signature should
                                                correspond exactly with the
                                                name on the face of this
                                                Warrant Certificate

Dated:_______________, 19___

                           SUBSCRIPTION FORM
               (TO BE EXECUTED UPON EXERCISE OF WARRANT)

NORTHWESTERN PUBLIC SERVICE CORPORATION

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, ______ shares of Common Stock, as provided for therein, and tenders herewith payment of the purchase price in full in the form of cash or a certified or official bank check in the amount of $__________.

     Please issue a certificate or certificates for such Common Stock in the name of, and pay any cash for any fractional share to:

                                        Name______________________________
                                            ______________________________
                                            ______________________________
                                            ______________________________
                                             (Please print Name, Address
                                             and Federal Income Tax
                                             Identification Number or
                                             Social Security Number)

     If said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher number of shares.


                                        Signature_________________________
                                        Note:  The above signature should
                                               correspond exactly with the
                                               name on the first page of
                                               this Warrant Certificate
                                               (or, if applicable, with the
                                               name of the assignee appearing
                                               in the assignment form
                                               presented herewith).